Use these links to rapidly review the document

TABLE OF CONTENTS 2

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1)

Senior Debt Securities	US$2,600,000,000	US$302,120

(1)
The registration fee of US$302,120 is calculated in accordance with Rule 457(r) of the US Securities Act of 1933, as amended. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, registration fees of US$749,080 paid with respect to securities previously registered, but not sold, under the registration statement on Form S-3 (Registration No. 333-166670), filed with the Securities and Exchange Commission on May 10, 2010 by Westpac Securitisation Management Pty Limited, a wholly-owned subsidiary of the registrant, were applied to the registrant's registration statement on Form F-3 filed on December 14, 2012 (No. 333-185478) pursuant to Post-Effective Amendment No. 1 to such registration statement filed on April 30, 2015. $302,120 of such previously paid registration fees is being applied to offset the registration fee for this offering. Accordingly, no registration fee is being paid at this time.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-185478

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 14, 2012)

US$2,600,000,000

Westpac Banking Corporation
(ABN 33 007 457 141)
US$1,000,000,000 1.55% Notes due May 25, 2018

US$1,000,000,000 2.30% Notes due May 26, 2020

US$600,000,000 Floating Rate Notes due May 25, 2018

          We are offering US$1,000,000,000 aggregate principal amount of our 1.55% notes due May 25, 2018, which we refer to as the 1.55% notes, US$1,000,000,000 aggregate principal amount of our 2.30% notes due May 26, 2020, which we refer to as the 2.30% notes and, together with the 1.55% notes, as the fixed rate notes, and US$600,000,000 aggregate principal amount of our floating rate notes due May 25, 2018, which we refer to as the floating rate notes and, together with the fixed rate notes, as the notes. We will pay interest on the 1.55% notes at a rate of 1.55% per year semi-annually in arrears on May 25 and November 25 of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on November 25, 2015. We will pay interest on the 2.30% notes at a rate of 2.30% per year semi-annually in arrears on May 26 and November 26 of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on November 26, 2015. We will pay interest on the floating rate notes at a rate equal to the then applicable U.S. Dollar three-month LIBOR rate plus 0.430% quarterly in arrears on February 25, May 25, August 25 and November 25 of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on August 25, 2015. The 1.55% notes and the floating rate notes will mature on May 25, 2018. The 2.30% notes will mature on May 26, 2020. We may redeem all, but not less than all, of each of the 1.55% notes, the 2.30% notes and the floating rate notes if specified events occur involving Australian taxation, as described under "Description of the Debt Securities—Redemption of Debt Securities—Redemption for Taxation Reasons" in the accompanying prospectus.

          The notes will be our direct, unconditional and unsecured senior obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations from time to time outstanding. For a description of debts preferred by law, see "Ranking" in the accompanying prospectus. The 1.55% notes, the 2.30% notes and the floating rate notes will each constitute a separate series of senior Debt Securities described in the accompanying prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          Investing in the notes involves risks. To read about certain factors you should consider before investing in the notes, see "Forward-Looking Statements" on page S-iii and "Risk Factors" beginning on page S-8 of this prospectus supplement, and the risk factors set forth in our U.S. Interim Financial Results Announcement for the half-year ended March 31, 2015 furnished to the Securities and Exchange Commission on Form 6-K, dated May 8, 2015, which we refer to as the 2015 U.S. Interim Financial Results Announcement and which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

          The notes are not protected accounts or deposit liabilities of Westpac Banking Corporation for the purpose of the Banking Act 1959 of Australia, which we refer to as the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States of America, the Federal Deposit Insurance Corporation or any other governmental agency of the United States or (3) the government or any governmental agency of any other jurisdiction.

	Per 1.55% Note	Total		Per 2.30% Note	Total		Per Floating Rate Note	Total
Public Offering Price(1)	99.878%	US$	998,780,000	99.901%	US$	999,010,000	100.000%	US$	600,000,000
Underwriting Discount(2)	0.150%	US$	1,500,000	0.250%	US$	2,500,000	0.150%	US$	900,000
Proceeds to Westpac (before expenses)	99.728%	US$	997,280,000	99.651%	US$	996,510,000	99.850%	US$	599,100,000

(1)
Plus accrued interest from May 26, 2015 if settlement occurs after that date.
(2)
The underwriters have agreed to reimburse us for certain of our expenses relating to this offering. See "Underwriting" on page S-23 for further information.

          The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

          The underwriters expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking, société anonyme, on or about May 26, 2015.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	J.P. Morgan

Co-Managers

Scotiabank	Wells Fargo Securities

May 18, 2015

S-i

        You should rely only on information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the notes filed by us with the Securities and Exchange Commission, which we refer to as the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the notes filed by us with the SEC and the documents incorporated by reference herein and therein is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales of the notes are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PRESENTATION OF INFORMATION

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus which gives more general information about our debt securities, some of which may not apply to this offering.

        If the information in this prospectus supplement is inconsistent with information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus on or prior to the date hereof, you should rely on the information contained in this prospectus supplement.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement to the "Group," "we," "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Corporations Act 2001 of Australia, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation (ABN 33 007 457 141).

        We publish our consolidated financial statements in Australian dollars. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to "dollars", "$", or "A$" are to Australian dollars, references to "US$", "USD" or "U.S. dollars" are to United States dollars and references to "NZ$", "NZD" or "NZ dollars" are to New Zealand dollars.

        Certain amounts that appear in this prospectus supplement may not sum due to rounding.

S-ii

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference statements that constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. Words such as "will", "may", "expect", "intend", "seek", "would", "should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk" or other similar words are used to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those expected, depending on the outcome of various factors, including, but not limited to, those set forth in the 2015 U.S. Interim Financial Results Announcement and the other documents incorporated by reference in this prospectus supplement or the accompanying prospectus. These factors include:

  •
  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

  •
  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts we or our customers or counterparties may experience as a result;

  •
  market volatility, including uncertain conditions in funding, equity and asset markets;

  •
  adverse asset, credit or capital market conditions;

  •
  changes to our credit ratings;

  •
  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

  •
  market liquidity and investor confidence;

  •
  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, New Zealand and in other countries in which we or our customers or counterparties conduct our or their operations and our ability to maintain or to increase market share and control expenses;

  •
  the effects of competition in the geographic and business areas in which we conduct our operations;

  •
  information security breaches, including cyberattacks;

  •
  reliability and security of our technology and risks associated with changes to technology systems;

  •
  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

  •
  the effectiveness of our risk management policies, including our internal processes, systems and employees;

  •
  the incidence or severity of our insured events;

  •
  the occurrence of environmental change or external events in countries in which we or our customers or counterparties conduct our or their operations;

  •
  internal and external events which may adversely impact our reputation;

  •
  changes to the value of our intangible assets;

S-iii

  •
  changes in political, social or economic conditions in any of the major markets in which we or our customers or counterparties operate;

  •
  our ability to incur additional indebtedness and the limitations contained in the agreements governing such indebtedness;

  •
  the success of strategic decisions involving diversification or innovation, in addition to business expansion and integration of new businesses; and

  •
  various other factors beyond our control.

        All forward-looking statements speak only as of the date made. We are under no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus supplement, whether as a result of new information, future events or otherwise.

S-iv

 SUMMARY

        This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the notes.

Westpac Banking Corporation

        We are one of the four major banking organizations in Australia and we are also one of the largest banking organizations in New Zealand. We provide a broad range of banking and financial services in these markets, including consumer, business and institutional banking and wealth management services.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand and the Pacific region, and maintain branches and offices in some of the key financial centers around the world.

        We were founded in 1817 and were the first bank established in Australia. In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 we changed our name to Westpac Banking Corporation following our merger with the Commercial Bank of Australia. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9293 9270.

        As at March 31, 2015, we had total assets of A$796.0 billion. Our market capitalization as of May 7, 2015 was approximately A$105.8 billion.

        Our operations comprise the following key customer-facing business divisions operating under multiple brands serving around 13 million customers.

  •
  Westpac Retail & Business Banking, which we refer to as Westpac RBB, is responsible for sales and service to consumer, small-to-medium enterprise customers, which we refer to as SME, commercial and agribusiness customers (with turnover of up to around A$100 million) in Australia under the Westpac brand. Activities are conducted through Westpac RBB's network of branches, call centers, automatic teller machines, which we refer to as ATMs, Electronic Funds Transfer Point of Sale, which we refer to as EFTPOS, terminals, internet and mobile banking services, business banking centers and via the division's specialized consumer and business relationship managers. Support is provided by cash flow, trade finance, transactional banking, financial markets, property finance and wealth specialists.

  •
  St.George Banking Group, which we refer to as St.George, is responsible for sales and service to consumer, SME and corporate customers (businesses with facilities up to A$150 million) in Australia under the St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through St.George's network of branches, third-party distributors, call centers, ATMs, EFTPOS terminals, internet and mobile banking services, business banking centers and specialized consumer and business relationship managers. Support is provided by cash flow, trade finance, transactional banking, automotive and equipment finance, financial markets, property finance and wealth specialists.

  •
  BT Financial Group (Australia), which we refer to as BTFG, is Westpac's Australian wealth division. BTFG's funds management operations include the manufacturing and distribution of investment, superannuation and retirement products, platforms including BT Wrap and Asgard, private banking, financial planning as well as margin lending and broking. BTFG's insurance solutions cover the manufacturing and distribution of life, general and lenders mortgage insurance. BTFG's brands include Advance Asset Management, Ascalon, Asgard, BT Investment Management Limited. (59.1% owned by us and consolidated in BTFG's Funds Management business), Licensee Select, BT Select and Securitor, as well as the Advice, Private Banking and Insurance operations of Westpac, St.George, Bank of Melbourne and BankSA.

  •
  Westpac Institutional Bank, which we refer to as WIB, delivers a broad range of financial services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialized capital, and alternative investment solutions. Customers are supported through branches and subsidiaries located in Australia, New Zealand, United States, United Kingdom and Asia.

  •
  Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand and Westpac Banking Corporation (NZ Division), a branch of Westpac, which is incorporated in Australia. The division operates via an extensive network of branches and ATMs across both the North and South Islands.

    Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand while insurance and wealth products are provided under Westpac Life and BT brands, respectively. New Zealand has its own infrastructure, including technology, operations and treasury.

        Other divisions in the Group include:

  •
  Westpac Pacific provides banking services for retail and business customers in seven Pacific Island Nations. Branches, ATMs, telephone banking and internet banking channels are used to deliver business activities in Fiji, Papua New Guinea, Vanuatu, Cook Islands, Tonga, Solomon Islands and Samoa. Westpac Pacific's financial products include personal savings accounts, business transactional accounts, personal and business lending products, business services and a range of international products;

  •
  Treasury, the primary focus of which is the management of the Group's interest rate risk and funding requirements by managing the mismatch between Group assets and liabilities;

  •
  Customer & Business Services, which encompasses banking operations, customer contact centers, product marketing, compliance, legal and property services;

  •
  Group Technology, which comprises functions responsible for technology strategy and architecture, infrastructure and operations, applications development and business integration; and

  •
  Core Support, which comprises functions performed centrally, including finance, risk and human resources.

 The Offering

        The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see "Description of the Notes" in this prospectus supplement and "Description of the Debt Securities" in the accompanying prospectus.

Issuer	Westpac Banking Corporation.
Notes Offered	US$1,000,000,000 aggregate principal amount of 1.55% notes due May 25, 2018.
US$1,000,000,000 aggregate principal amount of 2.30% notes due May 26, 2020.
US$600,000,000 aggregate principal amount of floating rate notes due May 25, 2018.
Maturity Date	The 1.55% notes and the floating rate notes will mature on May 25, 2018. The 2.30% notes will mature on May 26, 2020.
Interest Rate
We will pay interest on the 1.55% notes at a rate of 1.55% per year. We will pay interest on the 2.30% notes at a rate of 2.30% per year. We will pay interest on the floating rate notes at a rate equal to the then applicable U.S. dollar three-month LIBOR rate plus 0.430%.
Interest Payment Dates
Interest on the 1.55% notes will be payable semi-annually in arrears on May 25 and November 25 of each year, subject in each case to the applicable business day convention set forth below, beginning on November 25, 2015. Interest on the 2.30% notes will be payable semi-annually in arrears on May 26 and November 26 of each year, subject in each case to the applicable business day convention set forth below, beginning on November 26, 2015. Interest on the floating rate notes will be payable quarterly in arrears on February 25, May 25, August 25 and November 25 of each year, subject in each case to the applicable business day convention set forth below, beginning on August 25, 2015. Any payment of principal or interest with respect to the fixed rate notes required to be made on an interest payment date that is not a business day in New York, London and Sydney will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the interest payment date to the date of payment on the next succeeding business day. If any floating rate interest payment date (as defined herein) would fall on a day that is not a business day in New York, London and Sydney, other than the floating rate interest payment date that is also the date of maturity for the floating rate notes, that floating rate interest payment date will be postponed to the following day that is a business day, except if such next business day is in a different month, in which case such floating rate interest payment date will be the immediately preceding day that is a business day. If the date of maturity of the floating rate notes is not a business day, payment of principal and interest on the floating rate notes will be made on the following day that is a business day and no interest will accrue for the period from and after such date of maturity of the floating rate notes.
Ranking
The notes will be our direct, unconditional, unsubordinated and unsecured obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations from time to time outstanding. For a description of debts preferred by law, see "Ranking" in the accompanying prospectus. The notes will rank senior to our subordinated obligations, including any subordinated debt securities.
Redemption for Taxation Reasons
Subject to certain limitations, the senior indenture provides that we will have the right to redeem each of the 1.55% notes, the 2.30% notes and the floating rate notes in whole, but not in part, as described in the accompanying prospectus under the heading "Description of the Debt Securities—Redemption of Debt Securities—Redemption for Taxation Reasons", with respect to the notes.

If we redeem the 1.55% notes, the 2.30% notes or the floating rate notes in these circumstances, the redemption price of each note redeemed will be equal to 100% of the principal amount of such note plus accrued and unpaid interest on such note to but excluding the date of redemption.
Use of Proceeds
We estimate that the net proceeds from the offering of the notes, after taking into account the underwriting discount and deducting estimated offering expenses payable by us, will be US$2,592,372,880. We intend to use the net proceeds for general corporate purposes.
Sinking Fund	The notes will not be entitled to the benefit of any sinking fund.
Form of Note	Notes, in global form, which we refer to as global notes, will be held in the name of The Depository Trust Company, which we refer to as the Depositary or DTC, or its nominee.
Trustee	The Bank of New York Mellon, which we refer to as the trustee.

 Summary Financial Information

        The following table sets forth summary consolidated financial information as of, and for the financial years ended, September 30, 2014, 2013, 2012, 2011 and 2010, and as of, and for the half-years ended, March 31, 2015 and 2014. We have derived the summary financial information from our audited consolidated financial statements and related notes as of, and for the financial years ended, September 30, 2014, 2013, 2012, 2011 and 2010, and our unaudited interim consolidated financial statements and related notes as of, and for the half-years ended, March 31, 2015 and 2014, which have been prepared in accordance with Australian Accounting Standards and International Financial Reporting Standards as issued by the International Accounting Standards Board.

        You should read this information together with the operating and financial review set forth in "Section 2" of our Annual Report on Form 20-F for the year ended September 30, 2014, which, together with Amendment No. 1 to our Annual Report on Form 20-F/A for the year ended September 30, 2014, we refer to as the 2014 Form 20-F, and our audited consolidated financial statements and the accompanying notes included in our 2014 Form 20-F and the operating and financial review set forth in "Section 2" and "Section 3" of our 2015 U.S. Interim Financial Results Announcement and our unaudited consolidated financial statements and the accompanying notes included in our 2015 U.S. Interim Financial Results Announcement, each of which is incorporated by reference in this prospectus supplement. See "Where You Can Find More Information" in this prospectus supplement.

	As of and for the half-year ended March 31,			As of and for the financial year ended September 30,
	2015(1)	2015	2014	2014(1)	2014(2)	2013(2)	2012(2)	2011(2)	2010(2)
	(in US$ millions)	(in A$ millions)		(in US$ millions)	(in A$ millions)
	(Unaudited)			(Unaudited)
Income statement(3)
Net interest income	5,325	6,984	6,639	10,326	13,542	12,821	12,502	11,996	11,842
Non-interest income	2,297	3,013	3,151	4,876	6,395	5,774	5,481	4,917	5,068

Net operating income before operating expenses and impairment charges	7,623	9,997	9,790	15,202	19,937	18,595	17,983	16,913	16,910
Operating expenses	(3,363)	(4,410)	(4,195)	(6,517)	(8,547)	(7,976)	(7,957)	(7,406)	(7,416)
Impairment charges	(260)	(341)	(341)	(496)	(650)	(847)	(1,212)	(993)	(1,456)

Profit before income tax	4,000	5,246	5,254	8,189	10,740	9,772	8,814	8,514	8,038
Income tax expense	(1,223)	(1,604)	(1,595)	(2,375)	(3,115)	(2,947)	(2,812)	(1,455)	(1,626)
Profit attributable to non-controlling interests	(25)	(33)	(37)	(49)	(64)	(74)	(66)	(68)	(66)

Net profit attributable to owners of Westpac Banking Corporation	2,752	3,609	3,622	5,765	7,561	6,751	5,936	6,991	6,346

Balance sheet(3)
Loans	461,361	605,064	564,569	442,512	580,343	536,164	514,445	496,609	477,655
Other assets	145,559	190,897	164,806	145,255	190,499	164,933	164,167	173,619	140,622

Total assets	606,920	795,961	729,375	587,767	770,842	701,097	678,612	670,228	618,277

Deposits and other borrowings	355,892	466,743	437,405	351,377	460,822	424,482	394,991	370,278	337,385
Debt issues	128,215	168,151	150,098	116,091	152,251	144,133	147,847	165,931	150,971
Loan capital	9,078	11,905	10,320	8,279	10,858	9,330	9,537	8,173	9,632
Other liabilities	75,369	98,845	83,521	74,400	97,574	75,615	79,972	82,038	80,171

Total liabilities	568,554	745,644	681,344	550,148	721,505	653,560	632,347	626,420	578,159

Total shareholders' equity and non-controlling interests	38,367	50,317	48,031	37,619	49,337	47,537	46,265	43,808	40,118

	As of and for the half-year ended March 31,		As of and for the financial year ended September 30,
	2015	2014	2014	2013	2012	2011	2010
	(Unaudited)
Key Financial Ratios
Business Performance
Operating expenses to operating income ratio (%)	44.1	42.8	42.9	42.9	44.2	43.8	43.9
Net interest margin (%)	2.06	2.09	2.09	2.14	2.16	2.19	2.21
Capital adequacy
APRA Basel III:
Common equity Tier 1 (%)(4)	8.8	8.8	9.0	9.1	8.2	n/a	n/a
Tier 1 ratio (%)(5)	10.3	10.3	10.6	10.7	10.3	9.7	9.1
Total capital ratio (%)(5)	12.1	12.1	12.3	12.3	11.7	11.0	11.0
Credit Quality
Total provisions for impairment on loans and credit commitments to total loans (basis points)	58	67	60	73	82	88	105
Other information
Full-time equivalent staff (number at financial year end)(6)	33,704	33,619	33,586	33,045	33,418	33,898	35,055

	For the half-year ended March 31,	For the financial year ended September 30,
	2015	2014	2013	2012	2011	2010
	(Unaudited)
Ratio of earnings to fixed charges	1.54	1.57	1.48	1.36	1.32	1.35

(1)
Solely for the convenience of the reader, we have translated the amounts in this column from Australian dollars into U.S. dollars using the noon buying rate in New York City for cable transfers of Australian dollars as certified for customs purposes for the Federal Reserve Bank of New York as of March 31, 2015 of A$1.00 to US$0.7625. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate or as of that or any other date.

(2)
Where accounting classifications have changed or where changes in accounting policies are adopted retrospectively, comparatives have been restated and may differ from results previously reported.

(3)
The above summary consolidated financial information as of and for the half-years ended March 31, 2015 and 2014 are derived from the unaudited consolidated financial statements included in the 2015 U.S. Interim Financial Results Announcement. The summary consolidated income statement data for the financial years ended September 30, 2014, 2013 and 2012 and balance sheet data as of September 30, 2014 and 2013 are derived from the consolidated financial statements included in the 2014 Form 20-F. The summary consolidated income statement data for the financial years ended September 30, 2011 and 2010 and summary consolidated balance sheet data as of September 30, 2012, 2011 and 2010 are derived from consolidated financial statements previously published.

(4)
Basel III as implemented by APRA became effective in Australia on January 1, 2013. The 2012 ratio has been presented as if Basel III as implemented by APRA became effective on January 1, 2012. No ratios are presented for prior years. For further information, refer to Note 31 to our audited consolidated financial statements in the 2014 Form 20-F.

(5)
Basel III as implemented by APRA became effective in Australia on January 1, 2013. Ratios for prior years are presented on a Basel II basis. For further information, refer to Note 31 to our audited consolidated financial statements in the 2014 Form 20-F.

(6)
Full-time equivalent staff includes full-time and pro-rata part-time staff. It excludes staff on unpaid absences (e.g. unpaid maternity leave), overtime, temporary and contract staff.

RISK FACTORS

        Investors should carefully consider the risks described below and in the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in the 2015 U.S. Interim Financial Results Announcement, before making an investment decision. The risks and uncertainties described below and in such other information are not the only ones facing us or you, as holders of the notes. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may become important factors that affect us or you, as holders of the notes.

Because the senior indenture contains no limit on the amount of additional debt that we may incur, our ability to make timely payments on the notes you hold may be affected by the amount and terms of our future debt

        Our ability to make timely payments on our outstanding debt may depend on the amount and terms of our other obligations, including any additional debt securities that we may issue. The senior indenture does not contain any limitation on the amount of indebtedness that we may issue in the future. As we issue additional debt securities under the senior indenture or incur other indebtedness, unless our earnings grow in proportion to our debt and other fixed charges, our ability to service the notes on a timely basis may become impaired.

The 1.55% notes, the 2.30% notes and the floating rate notes will each constitute a separate series of debt securities under the senior indenture

        Each time we issue debt securities under the senior indenture, the debt securities that we issue will constitute a separate series of debt securities for purposes of the senior indenture (unless it is specifically provided that the debt securities so issued will constitute a reopening of an outstanding series of debt securities). This may result in adverse consequences to holders of the notes if an event of default were to occur with respect to the debt securities of a particular series but not with respect to the 1.55% notes, the 2.30% notes or the floating rate notes. If this were to occur, holders of debt securities of the series in respect of which such event of default shall have occurred may be entitled to accelerate the debt securities of such series while holders of the 1.55% notes, the 2.30% notes or the floating rate notes, in the absence of any event of default, would not be entitled to accelerate the 1.55% notes, the 2.30% notes or the floating rate notes or pursue any other remedy. As a result, holders of debt securities that have been accelerated may be entitled to payment in full in respect of their claims while holders of other series of debt securities, including the 1.55% notes, the 2.30% notes or the floating rate notes, that have not been accelerated will not be entitled to any such payment until an event of default shall have occurred with respect to the debt securities of such series.

The terms of the senior indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes

        The senior indenture governing the notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of our subsidiaries;

  •
  restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

  •
  restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

        As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the senior indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Westpac has substantial liabilities which would have a higher priority in the event of its insolvency

        The notes are not protected accounts or deposit liabilities of Westpac for the purposes of the Australian Banking Act. They are unsecured obligations of Westpac, and in the event of the winding-up of Westpac, they would rank at least equally with other unsecured obligations of Westpac (except such obligations as receive priority under the Australian Banking Act or otherwise are preferred by law) and ahead of subordinated debt and obligations to shareholders (in their capacity as such). Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be made available to meet certain of Westpac's liabilities in priority to all other liabilities of Westpac (including the obligations of Westpac under the notes).

        The liabilities which have priority, by virtue of section 13A(3) of the Australian Banking Act, to the claims of holders in respect of the notes will be substantial, as such liabilities include (but are not limited to) liabilities owed to the Australian Prudential Regulation Authority, which we refer to as APRA, in respect of amounts payable by APRA to holders of protected accounts (as defined below) kept with Westpac in connection with the financial claims scheme established under the Australian Banking Act, which we refer to as the FCS, costs of APRA in exercising its powers and performing its functions relating to Westpac in connection with the FCS, liabilities in Australia in relation to protected accounts kept with Westpac, debts due to the Reserve Bank of Australia, which we refer to as the RBA, and liabilities under certified industry support contracts. Section 13A(3) applies in a winding-up of Westpac and other circumstances if Westpac is unable to meet its obligations or suspends payment. A "protected account" is either (a) an account where the "authorised deposit-taking institution" is required to pay the account-holder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and these assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds. The assets which are subject to such prior claims may also be substantial. In addition, future changes to applicable law may extend the debts required to be preferred by law or the assets to be excluded.

        In addition, under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac, and Section 86 of the Reserve Bank Act 1959 of Australia provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac.

        Therefore, in the event of Westpac's insolvency, there is no assurance that Westpac will have sufficient assets to repay the notes in full or at all. See "Description of the Debt Securities—Ranking" in the accompanying prospectus.

The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of notes

        The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of notes. In particular, under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the notes), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint an "ADI statutory manager" to take control of our business.

        The Australian Banking Act provides that any other party to a contract to which Westpac is a party (which would include the trustee and a holder of the notes) may not, among other things, accelerate any debt under that contract on the grounds that Westpac is subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the notes or an "ADI statutory manager" is in control of Westpac's business, which could prevent the trustee or holders of the notes from accelerating repayment of the notes or obtaining or enforcing a judgment for repayment of the notes following acceleration. However, in the event of a winding-up of Westpac, the trustee and the holders of the notes would be entitled to accelerate repayment of the notes (and exercise any other available remedy).

Insolvency and similar proceedings are likely to be governed by Australian Law

        In the event that Westpac becomes insolvent, insolvency proceedings are likely to be governed by Australian law. Australian insolvency laws are different from the insolvency laws of certain other jurisdictions, including the United States. In particular, the voluntary administration procedure under the Australian Corporations Act, which provides for the potential re-organization of an insolvent company, is different from Chapter 11 under the U.S. Bankruptcy Code and may differ from similar provisions under the insolvency laws of other non-Australian jurisdictions.

        In addition, to the extent that the holders of the notes are entitled to any recovery with respect to the notes in any bankruptcy or certain other events in bankruptcy, insolvency, dissolution or reorganization relating to Westpac, those holders might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Australian dollars.

Changes in inter-bank lending rate reporting practices or the method pursuant to which LIBOR rates are determined may adversely affect the value of the floating rate notes

        Beginning in 2008, concerns have been raised that some of the member banks surveyed by the British Bankers' Association, which we refer to as the BBA, in connection with the calculation of daily LIBOR rates may have been under-reporting the inter-bank lending rate applicable to them in order to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may result from reporting higher inter-bank lending rates or to increase the value of trading positions. On December 19, 2012, US, UK and Swiss governmental authorities announced a US$1.5 billion settlement with UBS AG for its involvement in misreporting LIBOR and other rates. In connection with this settlement, UBS's Japanese subsidiary pleaded guilty to fraud and the US Department of Justice charged two former UBS traders with criminal conspiracy. In June 2012, Barclays Bank was fined US$451 million by US and UK governmental authorities for its involvement in misreporting LIBOR. Inquiries remain ongoing, including investigations by regulators and governmental authorities in various jurisdictions. Such under-reporting may have resulted in the LIBOR rate being artificially low. If any such under-reporting still exists and some or all of the member banks discontinue such practice, there may be a resulting sudden or prolonged upward movement in LIBOR rates.

        In addition, the final report of the Wheatley Review of LIBOR, published in September 2012, set forth recommendations relating to the setting and administration of LIBOR, and in March 2013, the Financial Services Authority, which we refer to as the FSA, finalized new rules that bring regulatory oversight of LIBOR under the scope of the UK government. Effective April 1, 2013, the FSA was replaced by the Financial Conduct Authority, which we refer to as the FCA, and Prudential Regulation

Authority, with the Bank of England having overall responsibility for financial stability and LIBOR benchmarks falling under the scope of the FCA. Among the new rules, administrators and banks must appoint an individual, approved by the FCA, to oversee compliance and banks will be required to have in place clear conflicts of interest policies and appropriate systems and controls. At the present time it is uncertain what further changes, if any, may be made by the UK government or other governmental or regulatory authorities in the method for determining LIBOR or whether these changes would cause any decrease or increase in LIBOR rates. Proposed changes include a reduction in the number of currencies and tenors for which LIBOR is calculated, and changes in how LIBOR is calculated by basing submissions on actual transactions data.

        On February 1, 2014, the administration of LIBOR was transferred from the BBA to ICE Benchmark Administration Limited, which we refer to as IBA, a subsidiary of Intercontinental Exchange Group, and BBA LIBOR is now known by the name ICE LIBOR. IBA, as the new administrator of LIBOR, may make changes in methodology that could change the level of LIBOR, which in turn may adversely affect the value of the floating rate notes. On October 20, 2014, IBA published a "Position Paper" proposing a unified, transaction-based prescriptive methodology for the calculation of LIBOR, using pre-defined parameters. IBA is also proposing alternative calculation methodologies in order to ensure the LIBOR rate is always available, even in times of market stress when there are insufficient transactions to produce reliable submissions. IBA may also alter, discontinue or suspend calculation or dissemination of LIBOR. IBA may take any actions in respect of LIBOR without regard to the interests of any investor in the floating rate notes, and any of these actions could have an adverse effect on the value of the floating rate notes.

        Any changes in the method pursuant to which the LIBOR rates are determined, or the development of a widespread market view that LIBOR rates have been or are being manipulated by members of the bank panel, may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of interest payments and the value of the floating rate notes may be adversely affected.

There is no existing public market for the notes, a market may not develop and you may have to hold your notes to maturity

        Each of the 1.55% notes, the 2.30% notes and the floating rate notes is a new issue of securities and there is no existing trading market for either series of notes. We have been advised by the underwriters that the underwriters intend to make a secondary market for each series of notes. However, they are not obligated to do so and may discontinue making a secondary market for any or all series of notes at any time without notice. If a trading market for any series of notes develops, no assurance can be given as to how liquid that trading market will be. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.

USE OF PROCEEDS

        We estimate that the net proceeds from the offering of the notes, after taking into account the underwriting discount and deducting estimated offering expenses payable by us, will be US$2,592,372,880. We intend to use the net proceeds for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges (unaudited) for the periods indicated. The ratio is calculated based on earnings and charges determined in accordance with Australian Accounting Standards.

	For the half- year ended March 31,	For the financial year ended September 30,
	2015	2014	2013	2012	2011	2010
	(unaudited, in A$ millions unless otherwise indicated)
Profit before income tax	5,246	10,740	9,772	8,814	8,514	8,038
Add fixed charges	9,641	18,894	20,376	24,549	26,270	22,470
Less non-controlling interest in subsidiaries that have not incurred fixed charges	(33)	(64)	(74)	(66)	(68)	(66)
Earnings before tax and fixed charges	14,854	29,570	30,074	33,297	34,716	30,442
Interest expense	9,547	18,706	20,188	24,371	26,102	22,309
Portion of rent estimated to represent interest expense	94	188	188	178	168	161
Fixed charges	9,641	18,894	20,376	24,549	26,270	22,470
Ratio of earnings to fixed charges	1.54	1.57	1.48	1.36	1.32	1.35

 CAPITALIZATION

        We set forth below our cash and cash equivalents and our capitalization as of March 31, 2015 and as adjusted to give effect to the issuance of the notes. This information should be read in conjunction with our consolidated financial statements, including the notes thereto, and other financial information pertaining to us incorporated herein by reference.

	As of March 31, 2015
	Actual		As adjusted
	(Unaudited, in millions)
Cash and balances with central banks	A$	14,738	A$	14,738

Debt issues	A$	168,151	A$	168,151

Notes offered hereby		—	A$	3,410(1)

Loan capital	A$	11,905	A$	11,905

Shareholders' equity and non-controlling interests
Share capital		26,847		26,847
Reserves		1,283		1,283
Retained profits		21,275		21,275
Non-controlling interests		912		912

Total shareholders' equity and non-controlling interests	A$	50,317	A$	50,317

Total capitalization	A$	230,373	A$	233,783

(1)
We have translated the aggregate principal amount of the notes from U.S. dollars into Australian dollars using the noon buying rate in New York City for cable transfers of Australian dollars as certified for customs purposes for the Federal Reserve Bank of New York as of March 31, 2015 of A$1.00 to US$0.7625. This translation should not be considered a representation that such amount has been, could have been or could be converted into Australian dollars at that or at any other exchange rate or as of that or any other date.

DESCRIPTION OF THE NOTES

        The following description is a summary of certain terms of the notes. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions of certain terms of the notes and the senior indenture do not purport to be complete, and reference is hereby made to the senior indenture, as amended and supplemented by the first supplemental indenture and the fifth supplemental indenture, each of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and as further supplemented by the thirteenth supplemental indenture relating to the notes, which will be filed as an exhibit to a Report on Form 6-K, and the Trust Indenture Act of 1939, as amended. You may also request copies of the indenture and the first, fifth and thirteenth supplemental indentures from us at our address set forth under "Where You Can Find More Information." References to "we," "us" and "our" in this description of the notes refer only to Westpac Banking Corporation and not to any of its subsidiaries.

General

        We will issue the notes under the senior indenture, dated July 1, 1999, between us and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as trustee, as amended and supplemented by the first supplemental indenture, dated August 27, 2009, between us and the trustee, and the fifth supplemental indenture, dated August 14, 2012, between us and the trustee, which we refer to collectively as the base indenture, as further supplemented by the thirteenth supplemental indenture, to be dated the date of issuance of the notes, between us and the trustee. We refer to the base indenture, as further supplemented by the thirteenth supplemental indenture, collectively as the senior indenture.

        We will initially issue US$1,000,000,000 aggregate principal amount of the 1.55% notes, US$1,000,000,000 aggregate principal amount of the 2.30% notes and US$600,000,000 aggregate principal amount of the floating rate notes. The notes will be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. We may from time to time, without the consent of the existing holders, create and issue additional 1.55% notes, 2.30% notes or floating rate notes having the same terms and conditions as the 1.55% notes, the 2.30% notes or the floating rate notes being offered hereby in all respects, except for issue date, issue price and, if applicable, the first date from which interest accrues and the first payment of interest thereon. Additional 1.55% notes, 2.30% notes or floating rate notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding 1.55% notes, 2.30% notes or floating rate notes, as the case may be, unless such additional 1.55% notes, 2.30% notes or floating rate notes will not be treated as fungible with the 1.55% notes, the 2.30% notes or the floating rate notes, as the case may be, being offered hereby for US federal income tax purposes. The notes offered hereby and any additional notes of the same series would rank equally and ratably.

        The notes will be our direct, unconditional and unsecured senior obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations. The notes will rank senior to our subordinated obligations, including any subordinated debt securities. For a description of debts preferred by law, see "Ranking" in the accompanying prospectus.

        Each of the 1.55% notes, the 2.30% notes and the floating rate notes will constitute a separate series of senior debt securities described in the accompanying prospectus. Except as described in this prospectus supplement, the terms generally applicable to senior debt securities, as described under "Description of the Debt Securities" in the accompanying prospectus, will be applicable to each of the fixed rate notes and the floating rate notes.

        The notes are not entitled to the benefit of any sinking fund.

        The 1.55% notes and the floating rate notes will mature on May 25, 2018. The 2.30% notes will mature on May 26, 2020.

  Fixed Rate Notes

        The 1.55% notes will bear interest at the rate of 1.55% per year and the 2.30% notes will bear interest at the rate of 2.30% per year, in each case from May 26, 2015 or from the most recent interest payment date to which interest has been paid or duly provided for. We will pay interest on the 1.55% notes semi-annually in arrears on May 25 and November 25 of each year, subject in each case to the business day convention set forth below, beginning on November 25, 2015, until the 1.55% notes shall have been paid in full. We will pay interest on the 2.30% notes semi-annually in arrears on May 26 and November 26 of each year, subject in each case to the business day convention set forth below, beginning on November 26, 2015, until the 2.30% notes shall have been paid in full. Interest on a 1.55% note will be paid to the person in whose name that 1.55% note was registered at the close of business on the May 10 or November 10, as the case may be, whether or not a business day, prior to the applicable interest payment date, except in the case of the interest payment date that is also the date of maturity of the 1.55% notes. Interest on a 2.30% notes will be paid to the person in whose name that 2.30% note was registered at the close of business on the May 11 or November 11, as the case may be, whether or not a business day, prior to the applicable interest payment date, except in the case of the interest payment date that is also the date of maturity of the 2.30% notes. The amount of interest on the fixed rate notes payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period. Any payment of principal or interest required to be made on an interest payment date that is not a business day will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the interest payment date to the date of payment on the next succeeding business day.

        For purposes of the fixed rate notes, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

  Floating Rate Notes

        The floating rate notes will bear interest from May 26, 2015 or from the most recent floating rate interest payment date (as defined below) to which interest has been paid or duly provided for. The interest rate per annum for the floating rate notes will be reset quarterly on the first day of each floating rate interest period (as defined below) and will be equal to LIBOR (as defined below) plus 0.430%, as determined by a calculation agent. The Bank of New York Mellon will initially act as calculation agent. The amount of interest for each day the floating rate notes are outstanding, which we refer to as the daily interest amount, will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of the floating rate notes then outstanding. The amount of interest to be paid on the floating rate notes for each floating rate interest period will be calculated by adding the daily interest amounts for each day in the floating rate interest period.

        We will pay interest on the floating rate notes quarterly in arrears on each February 25, May 25, August 25 and November 25 (we refer to each such date as a floating rate interest payment date), subject in each case to the business day convention set forth below, beginning on August 25, 2015, until the floating rate notes shall have been paid in full. If any floating rate interest payment date would fall on a day that is not a business day, other than the floating rate interest payment date that is also the date of maturity for the floating rate notes, that floating rate interest payment date will be postponed to the following day that is a business day, except if such next business day is in a different month, in which case such floating rate interest payment date will be the immediately preceding day that is a business day. If the date of maturity of the floating rate notes is not a business day, payment of principal and interest on the floating rate notes will be made on the following day that is a business day and no interest will accrue for the period from and after such date of maturity of the floating rate notes. Interest on a floating rate note will be paid to the person in whose name that floating rate note was registered at the close of business on the February 10, May 10, August 10 or November 10, as the case may be, whether or not a business day, prior to the applicable floating rate interest payment date, except in the case of the floating rate interest payment date that is also the date of maturity of the floating rate notes.

        Except as described below for the first floating rate interest period, on each floating rate interest payment date, we will pay interest for the period commencing on and including the immediately preceding floating rate interest payment date and ending on and including the day preceding the next floating rate interest payment date. We refer to this period as a floating rate interest period. The first floating rate interest period will begin on and include May 26, 2015 and will end on and include the day preceding the first floating rate interest payment date.

        "LIBOR," with respect to a floating rate interest period, shall be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London banking day after the determination date (each as defined below) that appears on the designated LIBOR page (as defined below) as of 11:00 a.m., London time, on the determination date. If the designated LIBOR page does not include this rate or is unavailable on the determination date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected and identified by us, to provide that bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the determination date to prime banks in the London interbank market for deposits in a representative amount (as defined below) in U.S. dollars for a three-month period beginning on the second London banking day after the determination date. If at least two offered quotations are so provided, LIBOR for the floating rate interest period will be the arithmetic mean of all quotations so provided. If fewer than two quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected and identified by us, to provide that bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the determination date for loans in a representative amount in U.S. dollars to leading European banks for a three-month period beginning on the second London banking day after the determination date. If at least two rates are so provided, LIBOR for the floating rate interest period will be the arithmetic mean of all rates so provided. If fewer than two rates are so provided, then LIBOR for the floating rate interest period will be LIBOR in effect with respect to the immediately preceding floating rate interest period.

        "Designated LIBOR page" means the display on the Reuters 3000 Xtra Service (or any successor service) on the "LIBOR01" page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

        "Determination date" with respect to a floating rate interest period will be the second London banking day preceding the first day of the floating rate interest period.

        "London banking day" is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Representative amount" means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

        For purposes of the floating rate notes, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

        All calculations of the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on Westpac and on the holders of the floating rate notes. In no event shall the interest rate on the floating rate notes be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The calculation agent will, upon the request of any holder of the floating rate notes, provide the rate of interest then in effect.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Redemption

        We will not be permitted to redeem the 1.55% notes, the 2.30% notes or the floating rate notes at our option, other than for taxation reasons as described under "Description of the Debt Securities—Redemption of Debt Securities—Redemption for Taxation Reasons" in the accompanying prospectus.

Events of default

        The senior indenture provides that, if an event of default in respect of any series of notes shall have occurred and be continuing, either the trustee or the holders of not less than 33 1/3% in principal amount of such series of notes may declare the principal amount of such series of notes to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of such series of notes shall be immediately due and payable by Westpac.

        The senior indenture defines events of default in respect of each of the 1.55% notes, the 2.30% notes and the floating rate notes as:

  •
  Westpac fails to pay interest or any additional amount on any note of such series when due and payable and such failure continues for a period of 30 days;

  •
  Westpac fails to pay the principal of, or any premium on, any note of such series when due and payable and such failure continues for a period of 15 days;

  •
  Westpac fails to perform for a period of 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 33 1/3% in principal amount of the outstanding notes of such series any material covenant or warranty in the senior indenture (other than those listed in the first and second bullets above or any other covenant which has been expressly included in the senior indenture solely for the benefit of any other series of senior debt securities issued under the senior indenture other than the notes of such series) in respect of the notes of such series;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving any winding-up of Westpac;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or to the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

  •
  the entry of a decree or order by a court of competent jurisdiction, which is not successfully appealed within 60 days for relief involving or resulting in the winding-up of Westpac; and

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac.

        Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the notes), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint an "ADI statutory manager" to take control of our business.

        The Australian Banking Act provides that any other party to a contract to which we are a party (which would include the trustee and a holder of the notes) may not, among other things, accelerate any debt under that contract on the grounds that we are subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the notes or an "ADI statutory manager" is in control of our business, which could prevent the trustee or holders of the notes from accelerating repayment of the notes or obtaining or enforcing a judgment for repayment of the notes following acceleration. However, in the event of a winding-up, the trustee and the holders of the notes would be entitled to accelerate repayment of the notes (and exercise any other available remedy).

Notes issued as global notes

        The notes are expected to be issued in the form of global notes. See "Description of the Debt Securities—Global Securities" in the accompanying prospectus.

Book-Entry System

        All interests in the notes will be subject to the operations and procedures of DTC, Euroclear Bank SA/NV, which we refer to as Euroclear, and Clearstream Banking, société anonyme, which we refer to as Clearstream. The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear and Clearstream and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

        The Depository Trust Company, New York, NY, will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered note certificate will be issued for each issue of the notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

        Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note, which we refer to as a Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC's records reflect only the identity of the Direct Participants to whose accounts the notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions, and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.

DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or our agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Westpac or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear, which we refer to as Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission. Distributions of principal and interest with respect to notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by such system's depositary.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, which we refer to as Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC will be linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. depositaries.

        Global Clearance and Settlement Procedures.    Initial settlement for the notes will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although we understand that DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Defeasance

        The notes are subject to our ability to defease and/or discharge as described under the caption "Description of the Debt Securities—Satisfaction and Discharge of the Indentures; Defeasance" in the accompanying prospectus.

TAXATION

        For a general discussion of the material US federal income tax and Australian tax considerations relating to the purchase, ownership, and disposition of the notes by certain holders, please refer to "Taxation" in the accompanying prospectus. In addition, certain US Holders (as defined in the accompanying prospectus) that are individuals, estates or trusts are subject to a 3.8% US tax on all or a portion of their "net investment income," which may include all or a portion of their interest income and net gain from the sale, exchange, retirement or other disposition of a note. Further, in the discussion under "Taxation—Australian Taxation" in the accompanying prospectus, (i) any references to the "Australian Tax Act" should be taken to also refer to the Income Tax Assessment Act 1997 of Australia (as relevant) and the rate of withholding tax imposed under section 12-140 of Schedule 1 to the Taxation Administration Act 1953 of Australia is 49% for the 2014-15, 2015-16 and 2016-17 income years and under current law will be reduced to 47% following the 2016-17 income year and (ii) the Federal Treasury Department's website has been changed to: www.treasury.gov.au/policy-topics/taxation/tax-treaties/html/income-tax-treaties. Prospective purchasers are advised to consult their own tax advisers as to the US federal income tax, Australian tax and other tax considerations relating to the purchase, ownership and disposition of the notes in light of their particular circumstances, as well as the effect of any state, local, or foreign tax laws.

 UNDERWRITING

        Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to severally purchase, and we have agreed to sell to that underwriter, the principal amount of 1.55% notes, 2.30% notes and floating rate notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of 1.55% Notes		Principal Amount of 2.30% Notes		Principal Amount of Floating Rate Notes
Citigroup Global Markets Inc.	US$	325,000,000	US$	325,000,000	US$	195,000,000
J.P. Morgan Securities LLC		325,000,000		325,000,000		195,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		325,000,000		325,000,000		195,000,000
Scotia Capital (USA) Inc.		12,500,000		12,500,000		7,500,000
Wells Fargo Securities LLC		12,500,000		12,500,000		7,500,000

Total	US$	1,000,000,000	US$	1,000,000,000	US$	600,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        The underwriters have advised us that they propose to offer some of the notes directly to the public at the public offering price, set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price, less a concession not to exceed 0.10% of the principal amount of the 1.55% notes and the floating rate notes and 0.20% of the principal amount of the 2.30% notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.025% of the principal amount of the 1.55% notes, the 2.30% notes and the floating rate notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. In connection with this offering of the notes, we will pay an underwriting discount to the underwriters of 0.150% (expressed as a percentage) of the principal amount of the 1.55% notes and the floating rate notes and 0.250% (expressed as a percentage) of the principal amount of the 2.30% notes.

        In connection with the offering of the notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        We estimate that our total expenses, excluding the underwriting discount, for this offering will be US$517,120. The underwriters have agreed to reimburse us for certain of our expenses relating to this offering.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        Each of the 1.55% notes, the 2.30% notes and the floating rate notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the 1.55% notes, the 2.30% notes or the floating rate notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the 1.55% notes, the 2.30% notes or the floating rate notes or that an active public market for the 1.55% notes, the 2.30% notes or the floating rate notes will develop. If an active public market for the 1.55% notes, the 2.30% notes or the floating rate notes does not develop, the market price and liquidity of the 1.55% notes, the 2.30% notes or the floating rate notes may be adversely affected.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, directly and indirectly, provided various investment and commercial banking services to us and our affiliates for which they received customary fees and commissions. The underwriters and their affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters and affiliates routinely hedge and certain other of those underwriters or affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Since trades in the secondary market generally settle in three business days, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Offering restrictions

Australia

        Neither this prospectus supplement nor the accompanying prospectus or any disclosure document (as defined in the Australian Corporations Act) in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission, which we refer to as ASIC. Each underwriter has represented and agreed that, in connection with the distribution of the notes, it:

            (i)  has not offered for issue or sale, nor invited applications for the issue, sale or purchase of, any notes in Australia (including an offer or invitation which is received by a person in Australia);

           (ii)  will not offer for issue or sale, nor invite applications for the issue or sale of, or to purchase, any notes in Australia (including an offer or invitation which is received by a person in Australia); and

          (iii)  has not distributed or published, and will not distribute or publish, this prospectus supplement or any other offering material or advertisement relating to the notes in Australia;

        unless:

           (x)  (A) the aggregate amount payable on acceptance of the offer by each offeree or invitee for the notes of either series is a minimum amount (disregarding amounts, if any, lent by Westpac or another person offering the notes of such series or an associate (as defined in Division 2 of Part 1.2 of the Australian Corporations Act) of either of them) of A$500,000 (or its equivalent in an alternate currency); or (B) the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Parts 6D.2 or 7.9 of the Australian Corporations Act;

           (y)  the offer, invitation or distribution complies with all applicable Australian laws and regulations in relation to the offer, invitation or distribution; and

           (z)  such action does not require any document to be lodged with the ASIC or the Australian Securities Exchange operated by ASX Limited.

European Economic Area

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (and any amendments thereto) as implemented in member states of the European Economic Area. This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of the notes in the member states of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the notes. Accordingly, any person making or intending to make any offer within the European Economic Area of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus should only do so in circumstances in which no obligation arises for Westpac or any underwriter to produce a prospectus for such offers. Neither Westpac nor any underwriter has authorized, nor do they authorize, the making of any offer of the notes through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the notes contemplated in this prospectus supplement.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each of which we refer to as a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes to the public which are the subject of the offering contemplated by this prospectus supplement in that Relevant Member State other than:

            (i)  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

           (ii)  to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters nominated by Westpac; or

          (iii)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require Westpac or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

France

        Each underwriter has represented and agreed that:

            (i)  in connection with its initial distribution of the notes, (A) it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in the Republic of France and (B) offers and sales of notes will made in the Republic of France only to qualified investors as defined and in accordance with Articles L.411-1 and L.411-2 of the French Code monétaire et financier relating to qualified investors; and

           (ii)  it has not distributed or caused to be distributed and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or any other offering material relating to the notes other than to investors to whom offers and sales of notes in the Republic of France may be made as described in (i)(B) above.

        In compliance with Article 211-4 of the General regulation of the Autorité des marchés financiers (French stock exchange authority) investors are informed that the notes have not been subject to a prospectus submitted for approval to the Autorité des marchés financiers.

        The persons or entities referred to in Article L.411-2.II.4 of the French Code monétaire et financier may purchase notes solely for their own account under the conditions referred to in Articles D.411-1, D.411-2, D.734-1, D.744-1 and D.754-1 and D.764-1 of the French Code monétaire et financier.

        The notes thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with the conditions referred to in Articles L.411-1, L.412-1 and L.621-8 to L.621-8-3 of the French Code monétaire et financier.

The Netherlands

        Each underwriter has represented and agreed in respect of the notes that it has not offered and that it will not offer, directly or indirectly, any notes in The Netherlands and that such an offer may not be announced (whether electronically or otherwise), unless the notes are offered exclusively to persons who qualify as professional market parties within the meaning of article 1:1 of the Financial Markets Supervision Act (Wet op het financieel toezicht).

Japan

        Each underwriter has represented and agreed that the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the "Financial Instruments and Exchange Law"), and has agreed not to offer or sell the notes, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan. For the purpose of this paragraph "Japanese Person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Hong Kong

        Each underwriter has represented and agreed that it will not sell or offer to sell the notes to persons in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or other than in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32) of Hong Kong and that it will not issue and will not have in its possession for the purpose of issue any advertisement, invitation or document relating to the notes (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (b) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275 (1A), and in accordance with the conditions specified in Section 275, of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

            (i)  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

           (ii)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever defined) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

           (x)  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

           (y)  where no consideration is or will be given for the transfer;

           (z)  where the transfer is by operation of law;

         (aa)  as specified in Section 276(7) of the SFA; or

         (bb)  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

The United Kingdom

        Each underwriter has represented and agreed that:

            (i)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (as amended) (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not apply to Westpac if Westpac was not an authorized person; and

           (ii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at (212) 551-1905.

        This prospectus supplement is a supplement to the accompanying prospectus contained in a registration statement that we have filed with the SEC relating to the notes to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement, including the accompanying prospectus, and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus supplement;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this prospectus supplement and any previously incorporated information.

        We incorporate by reference the documents listed below which were filed with or furnished to the SEC under the Exchange Act:

  •
  our annual report on Form 20-F for the financial year ended September 30, 2014, together with Amendment No. 1 to our annual report on Form 20-F/A for the financial year ended September 30, 2014;

  •
  the information contained in Exhibit 1 to our report on Form 6-K dated November 12, 2014;

  •
  the information contained in our report on Form 6-K dated November 13, 2014 (including the information set forth in Exhibit 1 under the heading "Attachment Two: Summary of Key Terms of Employment Agreement", but excluding the other information set forth in Exhibit 1);

  •
  the information contained in our report on Form 6-K dated February 2, 2015 (excluding the information set forth in Exhibit 1);

  •
  the information contained in our report on Form 6-K dated February 20, 2015 (including the information set forth in Exhibit 1, but excluding the information set forth in Exhibit 2);

  •
  the information contained in Exhibit 1 to our report on Form 6-K dated May 4, 2015 (excluding the information set forth in Exhibits 2 and 3); and

  •
  the information contained in Exhibit 1 to our report on Form 6-K dated May 8, 2015 (excluding pages 76 and 106 of such Exhibit).

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in the accompanying prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that information appearing in documents incorporated by reference herein is accurate only as of the respective dates of those documents. Our business, financial condition and results of operations may have changed since that date.

CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian dollars.

        The following table sets forth, for Westpac's financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in U.S. dollars per A$1.00. Westpac's financial year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2009	0.8824	0.7400	0.8824	0.6073
2010	0.9640	0.9003	0.9714	0.8172
2011	0.9744	1.0318	1.1026	0.9594
2012	1.0388	1.0371	1.0806	0.9453
2013	0.9342	0.9885	1.0579	0.8901
2014	0.8737	0.9155	0.9705	0.8715
2015(2)	0.7914	0.8058	0.8904	0.7566

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through May 8, 2015.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES

        King & Wood Mallesons, our Australian counsel, will provide an opinion to the effect that we have duly authorized the issuance of the notes. Additionally, the validity of the notes under New York law will be passed upon for us by our New York counsel, Debevoise & Plimpton LLP, New York, New York. The validity of the notes under New York law will be passed upon for the Underwriters by their United States counsel, Sidley Austin LLP, New York, New York.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus supplement and the accompanying prospectus by reference to the 2014 Form 20-F, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of the Institute of Chartered Accountants in Australia.

EXPENSES

        The following table sets forth the aggregate expenses, other than the underwriting discount, to be paid by us in connection with this offering. All amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	US$	302,120
Printing Expenses		15,000
Trustee's Fees and Expenses		7,500
Accountants' Fees and Expenses		25,000
Legal Fees and Expenses		100,000

Total	US$	517,120

PROSPECTUS

Westpac Banking Corporation

ABN 33 007 457 141

Debt Securities

        By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

        Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

        Unless stated otherwise in a prospectus supplement or term sheet, none of these securities will be listed on any securities exchange.

        The debt securities are not protected accounts or deposit liabilities for the purpose of the Banking Act of 1959 of Australia and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

        We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf process, we are registering each class of securities described in this prospectus, and we may sell the securities described in this prospectus alone or in any combination in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update, supplement, change or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation of Information We File with the SEC." If the information contained or incorporated by reference in this prospectus differs from any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "Group," "we," "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Commonwealth of Australia's Corporations Act 2001, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation ABN 33 007 457 141.

        All references in this prospectus, any supplement hereto or in any document incorporated or deemed to be incorporated by reference in this prospectus to web sites are, unless we expressly state otherwise, intended to be inactive textual references for information only and any information contained in or accessible through any such web site does not form a part of this prospectus, unless we specifically state in this prospectus or in any such document that all or any portion of such information is incorporated by reference in this prospectus.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference statements that constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements appear in a number of places in this prospectus and the information incorporated by reference herein and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition including, without limitation, future loan loss provisions and financial support to certain borrowers. We use words such as "will", "may", "expect", "intend", "seek", "would", "should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk" or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors, including, but not limited to, those set forth in our most recently filed Annual Report on Form 20-F and the other documents incorporated by reference in this prospectus. These factors include:

  •
  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

  •
  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts we or our customers or counterparties may experience as a result;

  •
  market volatility, including uncertain conditions in funding, equity and asset markets;

  •
  adverse asset, credit or capital market conditions;

  •
  changes to our credit ratings;

  •
  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

  •
  market liquidity and investor confidence;

  •
  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, in New Zealand and in other countries in which we or our customers or counterparties conduct our or their operations and our ability to maintain or to increase market share and control expenses;

  •
  the effects of competition in the geographic and business areas in which we conduct our operations;

  •
  reliability and security of our technology and risks associated with changes to technology systems;

  •
  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

  •
  the effectiveness of our risk management policies, including our internal processes, systems and employees;

  •
  the occurrence of environmental change or external events in countries in which we or our customers or counterparties conduct our or their operations;

  •
  internal and external events which may adversely impact our reputation;

  •
  changes in political, social or economic conditions in any of the major markets in which we or our customers or counterparties operate;

  •
  the success of strategic decisions involving business expansion and integration of new businesses;

  •
  our ability to incur additional indebtedness and any limitations contained in the agreements governing such additional indebtedness; and

  •
  various other factors beyond our control.

        All forward-looking statements speak only as of the date made. We are under no obligation, and do not intend, to update any forward-looking statements contained or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise.

WESTPAC BANKING CORPORATION

        We are one of the four major banking organizations in Australia and, through our New Zealand operations, we are also one of the largest banking organizations in New Zealand. We provide a broad range of banking and financial services in these markets, including retail, business and institutional banking and wealth management services.

        We were founded in 1817 and were the first bank to be established in Australia. In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 we changed our name to Westpac Banking Corporation following our merger with the Commercial Bank of Australia. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is +61 2 9293 9270.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand and the Pacific region and maintain branches and offices in some of the key financial centers around the world. As at September 30, 2012, we had total assets of A$675.0 billion. Our market capitalization as of September 30, 2012 was approximately A$76.5 billion.

        We have three key customer-facing divisions. These divisions are Australian Financial Services, Westpac Institutional Bank and Westpac New Zealand.

  •
  Australian Financial Services, which we refer to as AFS, is responsible for the Group's Australian retail banking, business banking and wealth operations. AFS also includes the product and risk responsibilities for Australian banking. It incorporates the operations of Westpac Retail & Business Banking, which we refer to as Westpac RBB, St.George Banking Group, which we refer to as St.George, and BT Financial Group Australia, which we refer to as BTFG.

  •
  Westpac RBB is responsible for sales and service for our consumer, small-to-medium enterprise customers and commercial customers (typically with turnover of up to A$100 million) in Australia under the Westpac brand. Activities are conducted through Westpac RBB's network of branches, business banking centers and specialized consumer and business relationship managers, with the support of cash flow, financial markets and wealth specialists, customer service centers, automated teller machines, which we refer to as ATMs, and internet channels.

  •
  St.George is responsible for sales and service for consumer, business and corporate customers in Australia under the St.George, BankSA, Bank of Melbourne and RAMS brands. RAMS is a financial service group specializing in mortgages. Consumer activities are conducted through a network of branches, third party distributors, call centers, ATMs, Electronic Funds Transfer Point of Sale terminals and internet banking services. Business and corporate customers (businesses with facilities typically up to A$150 million) are provided with a wide range of banking and financial products and services including specialist advice for cash flow finance, trade finance, automotive and equipment finance, property finance, transaction banking and treasury services. Sales and service activities for business and corporate customers are conducted by relationship managers via business banking centers, internet and customer service center channels.

    •
    BTFG is Westpac's Australian wealth management division. BTFG's funds management operations include the manufacturing and distribution of investment, superannuation and retirement products; investment platforms such as Wrap and master trusts; and private banking and financial planning. BTFG's insurance solutions cover the manufacturing and distribution of life, general and lenders mortgage insurance. BTFG's brands include Advance Asset Management, Ascalon, Asgard, BT, BT Investment Management (64.5% owned by us and consolidated in BTFG's Funds Management business), BT Select, Licensee Select, Magnitude, Securitor, and the advice, private banking and insurance operations of Bank of Melbourne, BankSA, St.George and Westpac.

  •
  Westpac Institutional Bank, which we refer to as WIB, delivers a broad range of financial services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialized capital and alternative investment solutions. Customers are supported through branches and subsidiaries located in Australia, New Zealand, the United States, the United Kingdom and Asia.

  •
  Westpac New Zealand is responsible for the sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand, and Westpac Banking Corporation (NZ Division), a branch of Westpac, which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac and WIB brands, while insurance and wealth products are provided under Westpac Life and BT brands, respectively.

        Other divisions in the Group include:

  •
  Pacific Banking, which provides banking services for retail and business customers in seven Pacific island nations. Branches, ATMs, telephone banking and internet channels are used to deliver business activities in Fiji, Papua New Guinea, Vanuatu, Cook Islands, Tonga, Solomon Islands and Samoa. Pacific Banking's financial products include personal savings accounts, business transactional accounts, personal and business lending products, business services and a range of international products;

  •
  Group Services, encompassing technology, banking operations, legal and property services;

  •
  Treasury, which is primarily focused on the management of our interest rate risk and funding requirements; and

  •
  Core Support, which comprises those functions performed centrally, including finance, risk and human resources.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing our activities and those of our subsidiaries, including refinancing outstanding indebtedness, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings, and financing acquisitions.

        Until we use the net proceeds from the sale of any of our securities offered by this prospectus for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

DESCRIPTION OF THE DEBT SECURITIES

        We may offer unsecured general obligations, which may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities."

        The senior debt securities will be issued in one or more series under a senior indenture, dated as of July 1, 1999, between us and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee, as supplemented and amended by the first supplemental indenture, dated as of August 27, 2009, between us and the trustee, as further supplemented and amended by the fifth supplemental indenture, dated as of August 14, 2012, between us and the trustee, which we refer to collectively as the senior indenture. The subordinated debt securities will be issued under an amended and restated subordinated indenture, dated as of May 15, 2003, between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, as trustee, which we refer to as the subordinated indenture. Each indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. References to "we", "us" and "our" in this description of the debt securities refer only to Westpac Banking Corporation and not to any of its subsidiaries.

        We have summarized below certain terms of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt securities. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture. References in parenthetical below to sections or articles are to sections or articles of the indentures.

        The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement or term sheet may relate. The particular terms of the debt securities offered by any prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the debt securities will be described in the related prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of debt securities, you should refer to both the related prospectus supplement or term sheet and to the following description.

Ranking

        Senior debt securities will be Westpac's direct, unconditional and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac's deposit liabilities in Australia), equally with all of Westpac's other unsecured and unsubordinated obligations. The senior debt securities will rank senior to Westpac's subordinated obligations, including any subordinated debt securities.

        Subordinated debt securities will be Westpac's direct and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac's deposit liabilities in Australia), at least equally with all of Westpac's subordinated indebtedness. Subordinated indebtedness means indebtedness (present and future) that by its terms is, or is expressed to be, subordinated in the event of Westpac's winding up (as defined below) to the claims of its senior creditors (as defined below), other than (i) indebtedness that does not have a fixed maturity date and (ii) indebtedness the right to repayment of which by its terms is, or is expressed to be, subordinated in the event of Westpac's winding up to the subordinated debt securities. The subordinated debt securities will be subordinated to, and will be entitled to payment only after payment of, Westpac's senior creditors as described below under the caption "—Provisions Applicable Only to Subordinated Debt Securities—Subordination."

        Under Section 13A(3) of the Banking Act 1959 of Australia, which we refer to as the Australian Banking Act, Section 16 of the Australian Banking Act and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, certain debts of Westpac are preferred by law, as described below.

  •
  Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the debt securities:

  •
  first, certain obligations of Westpac to the Australian Prudential Regulation Authority, which we refer to as APRA, (if any) arising under Division 2AA of Part II of the Australian Banking Act in respect of amounts payable by APRA to holders of protected accounts (as defined below) in connection with the financial claims scheme, which we refer to as the FCS, established under the Australian Banking Act;

  •
  second, APRA's costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the FCS;

  •
  third, Westpac's liabilities (if any) in Australia in relation to protected accounts that account-holders keep with Westpac;

  •
  fourth, Westpac's debts (if any) to the Reserve Bank of Australia, which we refer to as the RBA; and

  •
  fifth, Westpac's liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

  A "protected account" is either (a) an account where Westpac is required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13(A) of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.

        The debt securities are not protected accounts or deposit liabilities for the purpose of the Australian Banking Act, and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

General Terms of the Debt Securities

        Westpac may issue the debt securities in one or more series pursuant to an indenture that supplements the senior indenture or the subordinated indenture, as the case may be, or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of each indenture.) The aggregate principal amount of debt securities that may be issued under the indentures is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of debt securities which may include the following:

  •
  title and aggregate principal amount;

  •
  indenture under which such series of debt securities will be issued;

  •
  any applicable subordination provisions;

  •
  percentage or percentages of principal amount at which such series of debt securities will be issued and percentage or percentages of principal amount payable upon declaration of acceleration of the maturity of such series of debt securities;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  place or places where principal, premium and interest will be payable;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  form (registered and/or bearer);

  •
  amount of discount with which such series of debt securities will be issued;

  •
  whether such series of debt securities will be issued in whole or in part in the form of one or more global securities;

  •
  identity of the depositary for global securities;

  •
  whether a temporary security is to be issued with respect to such series of debt securities and whether any interest payable prior to the issuance of definitive debt securities of such series will be credited to the account of the persons entitled to such interest;

  •
  the terms upon which beneficial interests in a temporary global debt security may be exchanged in whole or in part for beneficial interests in a definitive global debt security or for individual definitive debt securities and the terms upon which such exchanges may be made;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such series of debt securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of debt securities can select the payment currency;

  •
  securities exchange(s) on which such series of debt securities will be listed, if any;

  •
  additions to or changes in the events of default with respect to such series of debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable; and

  •
  additional terms not inconsistent with the provisions of the applicable indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Any special US federal income and Australian income tax considerations applicable to any series of debt securities due to its particular terms will be described in the applicable prospectus supplement or term sheet.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to:

  •
  the price of one or more commodities, derivatives or securities;

  •
  one or more securities, derivatives or commodities exchange indices or other indices;

  •
  a currency or currencies (including any currency unit or units) other than the currency in which such debt securities are issued or other factors; or

  •
  any other variable or the relationship between any variables or combination of variables.

        Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on such date is linked and certain additional US federal income and Australian tax consequences and special considerations applicable to any series will be described in the applicable prospectus supplement or term sheet.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement or term sheet, in any other freely transferable currency or units based on or relating to foreign currencies.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of each indenture.) Subject to the limitations provided in the indentures and in the prospectus supplement or term sheet, debt securities which are issued in registered form may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of each indenture.)

        Westpac may issue debt securities of any series in whole or in part in definitive form or in the form of one or more global debt securities as described below under "Global Securities." Westpac may issue debt securities of a series at different times. In addition, Westpac may issue debt securities within a series with terms different from the terms of other debt securities of that series. (Section 3.1(c) of each indenture.)

        Subject to applicable law, Westpac or any of its affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by Westpac or any of its affiliates may be held or surrendered by the purchaser of the debt securities for cancellation or may be resold.

Global Securities

        We expect the following provisions to apply to all debt securities.

        Westpac may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 2.4 of each indenture.)

        The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement or term sheet. We expect that the following provisions will generally apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

        Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of Westpac, the trustee for the debt securities, any paying agent, the registrar or any underwriter or agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests in the global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants.

        If the depositary for a series of debt securities notifies us at any time that it is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, Westpac will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement or term sheet relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in such event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name. Definitive debt securities of any series so issued will be issued in denominations, unless otherwise specified by us in the applicable prospectus supplement or term sheet, of $1,000 and integral multiples of $1,000 in excess thereof.

Payment of Additional Amounts

        Each indenture provides that Westpac will pay all amounts that it is required to pay in respect of the debt securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the debt securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the debt securities without such withholding or deduction. However, as described below, both the senior indenture and the subordinated indenture provide that, under certain circumstances, Westpac will not pay additional amounts.

        The senior indenture provides that Westpac will pay no additional amounts in respect of senior debt securities for or on account of:

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder, or the beneficial owner, of the senior debt securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with Australia or any political subdivision or taxing authority thereof or therein other than merely holding such senior debt securities, or receiving payments under such senior debt securities;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the senior debt securities presented such senior debt securities for payment in Australia, unless the holder was required to present such senior debt securities for payment and they could not have been presented for payment anywhere else;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the senior debt securities presented such senior debt securities for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting such senior debt securities for payment on any day during that 30 day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed if the holder, or the beneficial owner, of the senior debt securities complied with Westpac's request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder, or the beneficial owner, of such senior debt securities to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the holder, or the beneficial owner, of the senior debt securities being an associate of Westpac for purposes of section 128F of the Income Tax Assessment Act 1936 of Australia, which we refer to as the Australian Tax Act (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act);

  •
  any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the holder, or the beneficial owner, of such senior debt securities is a party to or participated in a scheme to avoid such tax which Westpac was not a party to;

  •
  any tax, duty, assessment or other governmental charge that is imposed pursuant to European Council Directive 2003/48/EC, which we refer to as the Directive, or any law implementing or complying with, or introduced in order to conform to, the Directive, or any agreement entered into by a Member State of the European Union with (A) any other state or (B) any relevant, dependent or associated territory of any Member State of the European Union providing for measures equivalent to, or the same as those provided for by the Directive;

  •
  any tax, duty, assessment or other governmental charge arising under or in connection with Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code (we refer to these sections of the Code including any regulations or official interpretations issued, agreements entered into or non-U.S. laws enacted with respect thereto, as FATCA); or

  •
  any combination of the foregoing.

        The subordinated indenture provides that Westpac will pay no additional amounts in respect of subordinated debt securities:

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the subordinated debt securities having some connection (whether present, past or future) with Australia or any political subdivision or authority of or in Australia, other than being a holder, or the beneficial owner, of the subordinated debt securities;

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the subordinated debt securities not complying with any statutory requirements or not having made a declaration of non-residence in, or other lack of connection with, Australia or any political subdivision or authority of or in Australia or any similar claim for exemption, if Westpac or its agent has provided the holder, or the beneficial owner, of the subordinated debt securities with at least 60 days' prior written notice of an opportunity to comply with such statutory requirements or make a declaration or claim;

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the subordinated debt securities having presented for payment more than 30 days after the date on which the payment in respect of the subordinated debt securities first became due and payable, except to the extent that the holder, or the beneficial owner, of the subordinated debt securities would have been entitled to such additional amounts if the holder or beneficial owner had presented the subordinated debt securities for payment on any day within such 30-day period;

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the subordinated debt securities having presented the subordinated debt securities for payment in Australia, unless the subordinated debt securities could not have been presented for payment elsewhere; or

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the subordinated debt securities being an associate of Westpac for purposes of Section 128F(6) of the Australian Tax Act.

        In addition, both the senior indenture and the subordinated indenture provide that additional amounts will also not be payable by Westpac with respect to any payment on any debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual holder of such debt securities. (Section 9.8 of each indenture.)

        If, as a result of Westpac's consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by Westpac of all or substantially all its assets to such an entity, such an entity assumes the obligations of Westpac under the indentures and the debt securities, such entity will pay additional amounts on the same basis as described above, except that references to "Australia" (other than in the exception applicable in the event the holder or beneficial owner of the debt securities is an associate of Westpac for purposes of section 128F(6) of the Australian Tax Act) will be treated as references to both Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes). (Section 7.1 of each indenture.)

        Westpac, and any other person to or through which any payment with respect to the senior debt securities may be made, shall be entitled to withhold or deduct from any payment with respect to such senior debt securities amounts required to be withheld or deducted under or in connection with FATCA, and holders and beneficial owners of such senior debt securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

Redemption of Debt Securities

  General

        If the debt securities of a series provide for redemption at Westpac's election, unless otherwise provided in the applicable prospectus supplement or term sheet and except as described below under "—Redemption for Taxation Reasons", such redemption shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the debt securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of debt securities of such series to their last addresses as they appear on the register of the debt securities of such series. (Sections 1.6, 10.3 and 10.4 of each indenture.)

  Redemption for Taxation Reasons

        The senior indenture provides that Westpac may, at its option, redeem all, but not less than all, of any series of senior debt securities if:

  •
  there is a change in or any amendment to the laws or regulations: (i) of Australia, or any political subdivision or taxing authority thereof or therein, or (ii) in the event of a merger or consolidation of Westpac with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer of all or substantially all its assets to such entity and such entity assumes the obligations of Westpac under the senior indenture and the senior debt securities, of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or

  •
  there is a change in any application or interpretation of any such laws or regulations,

which change or amendment becomes effective,

  •
  with respect to taxes imposed by Australia or any political subdivision or taxing authority thereof or therein, on or after the date Westpac originally issued the senior debt securities to be redeemed, or

  •
  in the event of a merger or consolidation of Westpac with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer of all or substantially all its assets to such entity and such entity assumes the obligations of Westpac under the senior indenture and the senior debt securities, with respect to taxes imposed by a non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment (1) Westpac (or such entity) is or will become obligated to pay any additional amounts as may be necessary so that the net amount received by a holder of senior debt securities, after withholding or deducting any tax, duty, assessment or other governmental charge, will equal the amount that such holder would have received in respect of the senior debt securities without such withholding or deduction (provided that Westpac provides to the trustee an opinion of independent legal advisors of recognized standing to the effect that Westpac is or will become obligated to pay such additional amounts on such senior debt securities as a result of such change or amendment) or (2) Westpac (or such entity) would not be entitled to claim a deduction in computing its taxation liabilities in respect of (A) any payments of interest or such additional amounts or (B) any original issue discount on such senior debt securities.

        Before Westpac (or such entity) redeems any senior debt securities for taxation reasons, it must give the holders of those senior debt securities at least 30 days' written notice and not more than 60 days' written notice of its intention to redeem those senior debt securities, provided that if the earliest date on which (i) Westpac (or such entity) will be obligated to pay any additional amounts necessary so that the net amount received by the holder of the senior debt securities, after the withholding or deduction of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein (unless such withholding or deduction is required by law), will equal the amount that such holder would have received in respect of the senior debt securities without such withholding or deduction, or (ii) Westpac would not be entitled to claim a deduction in respect of any payments of interest or such additional amounts on or any original issue discount in respect of senior debt securities in computing its taxation liabilities, would occur less than 45 days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, Westpac may give less than 30 days' written notice but in no case less than 15 days' written notice, provided it gives such notice as soon as practicable in all the circumstances.

        If Westpac (or such entity) redeems senior debt securities for taxation reasons, the redemption price for senior debt securities to be redeemed shall equal 100% of the principal amount of the senior debt securities to be redeemed plus accrued but unpaid interest to but excluding the date of redemption. However, if the senior debt securities to be redeemed are outstanding original issue discount securities, such senior debt securities shall be redeemed at the redemption price calculated in accordance with the terms thereof (Section 10.8 of the senior indenture).

        The subordinated indenture provides that Westpac will have the right, after receipt of prior written approval by APRA, if approval is then required, to redeem a series of subordinated debt securities in whole, but not in part, at any time within 90 days following the occurrence of a tax event, which is defined below, with respect to such series of subordinated debt securities; provided, however, that, if at the time there is available to Westpac the opportunity to eliminate, within the 90-day period, the risk that any payment on the subordinated debt securities is, or will be, subject to such withholding or deduction by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in Westpac's sole judgment has or will cause no adverse effect on Westpac or any of Westpac's subsidiaries or affiliates and will involve no material cost, Westpac will pursue that measure in lieu of redemption. "Tax event" means that Westpac has requested and received an opinion of competent tax counsel to the effect that there has been:

  •
  an amendment to, change in or announced proposed change in the laws, or regulations under those laws, of Australia or any political subdivision or authority thereof or therein;

  •
  a judicial decision interpreting, applying or clarifying those laws or regulations;

  •
  an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action; or

  •
  a threatened challenge asserted in connection with an audit of Westpac, or any of its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to such series of debt securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after, with respect to taxes imposed by Australia or any political subdivision thereof or therein, the date of the applicable prospectus supplement or such term sheet, and, in the event of the assumption pursuant to the subordinated indenture of the obligations of Westpac by a successor person organized under the laws of a jurisdiction other than Australia (or any political subdivision thereof), with respect to taxes imposed by a non-Australian jurisdiction, the date of the transaction resulting in such assumption, in each case following which there is more than an insubstantial risk that any payment on such series of subordinated debt securities is, or will be, subject to withholding or deduction in respect of any taxes, assessments or other governmental charges.

        If Westpac (or such entity) redeems subordinated debt securities in these circumstances, the subordinated debt securities of any series may be redeemed, in whole but not in part, at the redemption price specified in the subordinated debt security for such series and the applicable prospectus supplement or term sheet. (Section 10.8 of the subordinated indenture.)

Events of Default, Notice and Waiver

  Senior Debt Securities

        The senior indenture provides that, if an event of default in respect of any series of senior debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 33 1/3% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or a portion thereof in the case of certain senior debt securities issued with original issue discount) of all the senior debt securities of that series to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of the senior debt securities shall be immediately due and payable by Westpac. (Section 5.2 of the senior indenture.)

        The senior indenture defines events of default in respect of any series of senior debt securities as:

  •
  Westpac fails to pay interest or any additional amount on any senior debt security of such series or any coupon appertaining thereto when due and payable and such failure continues for a period of 30 days;

  •
  Westpac fails to pay the principal of, or any premium on, any senior debt security of such series when due and payable and such failure continues for a period of 15 days;

  •
  Westpac fails to perform for a period of 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 33 1/3% in principal amount of the outstanding senior debt securities of such series any material covenant or warranty in such indenture (other than those listed in the first and second bullets above, the last bullet below or any other covenant which has been expressly included in the senior indenture solely for the benefit of any series of senior debt securities other than that series) in respect of the senior debt securities of such series;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving any winding-up of Westpac;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or to the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

  •
  the entry of a decree or order by a court of competent jurisdiction, which is not successfully appealed within 60 days, for relief involving or resulting in the winding-up of Westpac;

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac; and

  •
  any other event of default provided for in the senior indenture with respect to the senior debt securities of such series. (Section 5.1 of the senior indenture.)

        Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the senior debt securities), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint an "ADI statutory manager" to take control of our business.

        The Australian Banking Act provides that any other party to a contract to which we are a party (which would include the trustee and a holder of the senior debt securities) may not, among other things, accelerate any debt under that contract on the grounds that we are subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the senior debt securities or an "ADI statutory manager" is in control of our business, which could prevent the trustee or holders of the senior debt securities from accelerating repayment of the senior debt securities or obtaining or enforcing a judgment for repayment of the senior debt securities following acceleration. However, in the event of a winding up, the trustee and the holders of the senior debt securities would be entitled to accelerate repayment of the senior debt securities (and exercise any other available remedy).

  Subordinated Debt Securities

        Events of Default.    The subordinated indenture provides that, if an event of default in respect of any series of subordinated debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or a portion thereof in the case of certain subordinated debt securities issued with original issue discount) of all the subordinated debt securities of that series to be due and payable immediately, by a written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of the subordinated debt securities shall be immediately due and payable by Westpac. (Section 5.2 of the subordinated indenture.)

        Notwithstanding such declaration, no payments will be made to holders of subordinated debt securities until all senior creditors, as defined under "—Provisions Applicable Only to Subordinated Debt Securities—Subordination," have been paid in full. For information concerning the rights of holders of subordinated debt securities after proceedings for a winding-up of Westpac have been instituted, see "—Provisions Applicable Only to Subordinated Debt Securities—Status After the Commencement of a Winding-Up of Westpac".

        The subordinated indenture defines an event of default in respect of any series of subordinated debt securities as:

  •
  the entry of a decree or order by a court of competent jurisdiction for relief involving or resulting in the winding-up of Westpac;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving a winding-up of Westpac or any other case or proceeding whereby Westpac may be wound-up, dissolved or cease to exist;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac; or

  •
  any other event of default provided for in the subordinated indenture with respect to the subordinated debt securities of such series. (Section 5.1 of the subordinated indenture.)

        Defaults.    If a default in respect of any series of subordinated debt securities shall have occurred and be continuing, the trustee may in its discretion institute any appropriate judicial proceeding as it shall deem most effectual to protect and enforce its rights and the rights of the holders of the subordinated debt securities of that series, the holders shall have no right to accelerate the payment of principal amounts unless the default is also an event of default. (Section 5.3 of the subordinated indenture.)

  •
  The subordinated indenture defines a default in respect of any series of subordinated debt securities as:

  •
  the occurrence of an event of default;

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac;

  •
  default for 30 days in payment of any interest installment or additional amount when due;

  •
  default for seven days in payment of the principal of, or any premium on, or any mandatory sinking fund payment with respect to, subordinated debt securities of such series when due;

  •
  default for 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of such series in performance of any covenant or warranty in such indenture in respect of the subordinated debt securities of such series; and

  •
  any other default provided for in the subordinated indenture with respect to the subordinated debt securities of such series. (Section 5.1 of the subordinated indenture.)

  Provisions Applicable to Senior and Subordinated Debt Securities

        The Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, and Section 6.5 of each indenture provide that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment on any of the debt securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an event of default or (in the case of the subordinated indenture) a default, in each case as defined in the applicable indenture, with respect to debt securities of such series.

        Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in respect of the debt securities of that series. (Section 5.8 of each indenture.)

        Each indenture provides that the trustee, subject to the provisions of the Trust Indenture Act will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indentures, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 6.1(g) of each indenture.)

        Each indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under each indenture. (Section 9.7 of each indenture.)

        In certain cases, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may by providing written notice to the trustee, on behalf of the holders of all debt securities of that series, waive any past default or event of default, or compliance with certain provisions of the indenture, except for defaults or events of default in the payment of the principal of, or premium, if any, or interest on any of the debt securities of that series or any coupon related to such debt securities or compliance with certain covenants. (Section 5.7 of each indenture.)

Modification of the Indentures

        Each indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order to:

  •
  evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac's covenants and obligations by its successor;

  •
  add to Westpac's covenants for the benefit of the holders of debt securities of all or any series or surrender any of Westpac's rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

  •
  add additional events of default and, in the case of the subordinated indenture, defaults, with respect to any series of debt securities;

  •
  add to or change any provisions of the indenture to such extent as necessary to facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in global form;

  •
  change or eliminate any provision of the indenture affecting only debt securities not yet issued or when there is no security outstanding of a series created prior to the execution of any such supplemental indenture;

  •
  secure the debt securities;

  •
  establish the form or terms of debt securities;

  •
  provide for delivery of such supplemental indentures or the debt securities of any series in or by means of any computerized, electronic or other medium, including without limitation by computer diskette;

  •
  evidence and provide for successor trustees and/or to add to or change any provisions of each indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

  •
  permit payment of principal, premium or interest in respect of debt securities in bearer form or coupons, if any, in the United States and other areas subject to its jurisdiction;

  •
  maintain the qualification of each indenture under the Trust Indenture Act;

  •
  correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of debt securities of any series;

  •
  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner not adverse to the holders of subordinated debt securities of any series then outstanding; or

  •
  any other change that does not adversely affect the interests of the holders and is not otherwise prohibited. (Section 8.1 of each indenture.)

        Each indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of debt securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected debt securities, among other things:

  •
  change the maturity of any debt securities;

  •
  change the currency in which such debt securities are payable;

  •
  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

  •
  reduce the amount of the principal of an original issue discount debt security or indexed debt security that would be due and payable upon an acceleration of such debt security or indexed debt security;

  •
  impair the right to institute suit for the enforcement of any payment on such debt securities at maturity or upon redemption;

  •
  reduce the percentage of the outstanding principal amount of debt securities of any series the holders of which must consent to any such supplemental indenture;

  •
  change any obligation of Westpac to maintain an office or agency in accordance with the provisions of the indenture;

  •
  modify the indenture provisions concerning modification of the indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of debt securities; or

  •
  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities then outstanding. (Section 8.2 of each indenture.)

        In addition, in the case of subordinated debt securities, material variations in the terms and conditions relating to redemption, events of default and subordination may require the consent of APRA.

Satisfaction and Discharge of the Indentures; Defeasance

        The indenture shall generally cease to be of any further effect with respect to a series of debt securities when:

  •
  Westpac has delivered to the trustee for cancellation all debt securities of that series; or

  •
  all debt securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Westpac shall have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of that series (and if, in either case, Westpac shall also pay or cause to be paid all other sums payable under the indenture by Westpac in respect of all debt securities of that series and deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with) and Westpac shall have made any other payments due under the indenture and delivered to the trustee an officer's certificate and opinion of counsel saying that Westpac has fulfilled each of the conditions mentioned above. (Section 4.1 of each indenture.)

        The trustee shall hold in trust all money deposited with it as described above and shall apply the deposited money, in accordance with the provisions of the debt securities of the defeased series and the indenture, to the payment, either directly or through any paying agent, as the trustee may determine, to the persons entitled thereto, of principal, premium, if any, and any interest for whose payment such money has been deposited with or received by the trustee. (Section 4.2 of each indenture.)

Record Dates

        Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of debt securities entitled to give or take any action under the senior indenture or the subordinated indenture in the manner specified in such indenture. If a record date is set, action may only be taken by persons who are holders of debt securities on the record date. Also, unless otherwise specified in the prospectus supplement or term sheet applicable to a series of debt securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of each indenture.)

Notice

        Notices to holders of debt securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a debt security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of each indenture.)

Governing Law

        Each indenture, the debt securities and any coupons appertaining thereto will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions contained in Sections 12.1, 12.2 and 12.8 of the subordinated indenture will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia. (Section 1.11 of each indenture.)

        Each indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any debt security or either indenture, Westpac, to the extent permitted by law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement. (Section 5.15 of each indenture.)

Consolidation, Merger or Sale of Assets

        The senior indenture and the subordinated indenture provide that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac's assets, unless:

  •
  Westpac is the surviving entity formed by such merger or consolidation; or

  •
  the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac's assets expressly assumes by supplemental indenture all of Westpac's obligations under the debt securities and the indenture; and

  •
  immediately after giving effect to such transaction, no event of default or, in the case of the subordinated indenture, no default or event of default shall have occurred and be continuing; and

  •
  Westpac shall have delivered to the trustee an officer's certificate and an opinion of counsel each stating that such transaction complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the indenture and the debt securities and any coupons appertaining thereto and all such obligations of Westpac shall terminate. (Section 7.1 of each indenture.)

Concerning the Trustees

        Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee under both the senior indenture and the subordinated indenture.

Consent to Service of Process

        In accordance with the provisions of each indenture, we have designated Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac's obligations under such indenture or the debt securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of each indenture.)

Provisions Applicable Only to Subordinated Debt Securities

  Subordination

        In a winding up of Westpac, the rights and claims of holders of the subordinated debt securities and the trustee (other than with respect to the costs, charges, expenses and liabilities incurred by the trustee) are subordinated and junior in right of payment to the claims of Westpac's senior creditors (as defined below). For purposes of the subordinated debt securities, winding up means, any procedure whereby Westpac may be wound up, dissolved or cease to exist as a body corporate and whether brought or instigated by the trustee, a holder of the subordinated debt securities or any other person, but excludes any transaction permitted as described under "—Consolidation, Merger or Sale of Assets." Senior creditors means all of Westpac's creditors (present and future) including its depositors:

  •
  whose claims are admitted in a winding-up of Westpac; and

  •
  who are not the holders of indebtedness, the right to repayment of which by its terms is, or is expressed to be, subordinated in a winding-up of Westpac to the claims of all depository and other unsubordinated creditors of Westpac.

(Section 12.2 of the subordinated indenture.)

  Status Prior to the Commencement of a Winding-Up of Westpac

        Prior to the commencement of a winding-up of Westpac:

  •
  Westpac's obligation to make any payment of principal, redemption price, interest or any other amount owing in respect of the subordinated debt securities or in relation to the subordinated indenture will be conditioned upon it being solvent (as defined below) at the time such payment is due; and

  •
  Westpac will not make any payment of principal, redemption price, interest or any other amount owing in respect of the subordinated debt securities or in relation to the subordinated indenture except to the extent that it may make such payment and still be solvent immediately thereafter.

Solvent when used in connection with the payment of any installment of principal or interest on the subordinated debt securities means that (i) Westpac is able to pay its debts as they fall due and (ii) its assets exceed its liabilities. Assets means Westpac's total consolidated gross assets as shown by its latest published audited accounts but adjusted for events subsequent to the date of such accounts in such manner and to such extent as the directors, Westpac's auditors, or as the case may be, Westpac's liquidator may determine to be appropriate. Liabilities means Westpac's total consolidated gross liabilities as shown by its latest public audited accounts but adjusted for events subsequent to the date of such accounts in such manner and to such extent as the directors, Westpac's auditors, or as the case may be, Westpac's liquidator may determine to be appropriate.

(Sections 12.1 and 12.2 of the subordinated indenture.)

  Status After the Commencement of a Winding-Up of Westpac

        After the commencement of a winding-up of Westpac no amount shall be payable to holders of subordinated debt securities in respect of the subordinated debt securities and under the subordinated indenture until the claims of Westpac's senior creditors have been satisfied in full and the rights of the holders of the subordinated debt securities under the subordinated indenture and under the subordinated debt securities to receive any amounts in respect of the subordinated debt securities and under the subordinated indenture in the winding up of Westpac shall be held by the trustee upon trust:

  •
  first, for application in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the trustee in or about the execution of the trusts under the subordinated indenture (including the remuneration of the trustee);

  •
  second, equally and ratably (as to its due proportion only) with the holders of Westpac's other subordinated indebtedness (as defined below) (if any) for distribution among its senior creditors (but only to the extent that their claims shall not have been satisfied in full);

  •
  third, equally and ratably in or towards payment of the principal and interest owing in respect of the subordinated debt securities; and

  •
  fourth, in payment of any balance to Westpac or Westpac's liquidator on its behalf.

(Section 12.2 of the subordinated indenture.)

  Other Provisions

        Other provisions applicable to subordinated debt securities will be described in the applicable prospectus supplement or term sheet.

 TAXATION

United States Taxation

        The following is a general discussion of the material US federal income tax considerations relating to the purchase, ownership and disposition of the debt securities by US Holders (as defined below) who purchase the debt securities in an offering of debt securities at their issue price (determined as set forth below) and hold the debt securities as capital assets, within the meaning of section 1221 of the Code. This discussion does not address all of the tax considerations that may be relevant to US Holders in light of their particular circumstances or to US Holders subject to special rules under US federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, certain former citizens or residents of the US, US Holders who hold the debt securities as part of a "straddle", "hedging", "conversion" or other integrated transaction, US Holders who mark their securities to market for US federal income tax purposes or US Holders whose functional currency is not the US dollar. In addition, this discussion does not address the effect of any state, local or non-US tax laws or any US federal estate, gift or alternative minimum tax considerations.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the US federal income tax considerations relating to the purchase, ownership or disposition of a "contingent payment debt instrument" (as defined under applicable Treasury Regulations), a debt security with a maturity later than 30 years from its date of issuance, a debt security that does not obligate Westpac to repay an amount equal to at least the issue price of the debt security or certain "variable rate debt instruments" (as defined under applicable Treasury Regulations), and a general discussion of any materially different US federal income tax considerations relating to any such debt security will be included in the applicable prospectus supplement or term sheet.

        For purposes of this discussion, the term "US Holder" means a beneficial owner of a debt security that is, for US federal income tax purposes, (i) an individual citizen or resident of the US, (ii) a corporation created or organized in or under the laws of the US or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to US federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the US is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        If an entity treated as a partnership for US federal income tax purposes invests in a debt security, the US federal income tax considerations relating to such investment will generally depend in part upon the status and activities of such entity and its partners. Such an entity should consult its own tax advisor regarding the US federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such a debt security.

        The determination of whether a particular series of subordinated debt securities should be classified as indebtedness or equity for US federal income tax purposes depends on the terms of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement or term sheet, we agree, and by acquiring an interest in a subordinated debt security each beneficial owner of a subordinated debt security agrees, to treat the subordinated debt securities as indebtedness for US federal income tax purposes. It is possible, however, that the US Internal Revenue Service ("IRS") could attempt to treat a particular series of subordinated debt securities as equity for US federal income tax purposes. If the subordinated debt securities were so treated as equity, the US federal income tax considerations relating to the purchase, ownership and disposition of the subordinated debt securities could differ from those described below with respect to timing and character. The remainder of this discussion assumes the subordinated debt securities will be treated as indebtedness for US federal income tax purposes.

        Prospective purchasers are advised to consult their own tax advisors as to the US federal income and other tax considerations relating to the purchase, ownership and disposition of the debt securities in light of their particular circumstances, as well as the effect of any state, local or non-US tax laws.

  Interest and Original Issue Discount

        Each US Holder of a debt security must include in income payments of "qualified stated interest" (as described below) in respect of such debt security in accordance with such US Holder's method of accounting for US federal income tax purposes as ordinary interest income. In general, if the issue price of a debt security, determined by the first price at which a substantial amount of the debt securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such debt security by an amount that is equal to or more than a de minimis amount, a US Holder will be considered to have purchased such debt security with original issue discount ("OID"). In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity of a debt security multiplied by the number of complete years to maturity (or, in the case of a debt security providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the debt security). If a US Holder acquires a debt security with OID, then regardless of such US Holder's method of accounting for US federal income tax purposes, such US Holder will be required to accrue its pro rata share of OID on such debt security on a constant-yield basis and include such accruals in gross income, whether or not such US Holder will have received any cash payment on such debt security. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of debt securities) as principal payments are received in the proportion that each such payment bears to the original principal amount of the debt security. Special rules apply to debt securities with a fixed maturity of one year or less. See below under "—Short-Term Debt Securities".

        "Stated redemption price at maturity" generally means the sum of all payments to be made on a debt security other than payments of "qualified stated interest". "Qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a debt security is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, the special rules that apply to such debt security will be described in the applicable prospectus supplement or term sheet.

        In the case of a debt security that is a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. If applicable to any debt security, the special rules that apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances will be described in the applicable prospectus supplement or term sheet.

        A "variable rate debt instrument" is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a debt security providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the debt security) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        A "qualified floating rate" is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the debt security to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the debt security).

        An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer's stock. A "qualified inverse floating rate" is an objective rate (i) that is equal to a fixed rate minus a qualified floating rate and (ii) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security's term. The IRS may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus, no other rates have been designated.

        If interest on a debt security is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate, as the case may be. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

        If a floating rate debt security does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate debt security provides for contingent payments, such debt security may constitute a "contingent payment debt instrument". Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. If applicable to any debt security, the special rules applicable to contingent payment debt instruments will be described in the applicable prospectus supplement or term sheet.

        In general, the following rules apply if (i) a debt security provides for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and (ii) either a single payment schedule is significantly more likely than not to occur or the debt security provides us or the holder with an unconditional option or options exercisable on one or more dates during the term of the debt security. If based on all the facts and circumstances as of the issue date a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the debt security are computed based on this payment schedule. If we have or the holder has an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then (i) in the case of an option or options exercisable by us, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the debt security and (ii) in the case of an option or options of the holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the debt security. Debt securities subject to the above rules will not be treated as contingent payment debt instruments as a result of the contingencies described above. If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "Change in Circumstances"), then, except to the extent that a portion of the debt security is repaid as a result of a Change in Circumstances and solely for purposes of the accrual of OID, the debt security is treated as retired and then reissued on the date of the Change in Circumstances for an amount equal to the debt security's adjusted issue price on that date.

        A US Holder may elect to treat all interest on any OID debt security as OID and calculate the amount includible in gross income under the constant yield method. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election must be made for the taxable year in which a US Holder acquires an OID debt security, and may not be revoked without the consent of the IRS.

  Premium

        If the amount paid by a US Holder for a debt security exceeds the stated redemption price at maturity of such debt security, such US Holder generally will be considered to have purchased such debt security at a premium equal in amount to such excess. In this event, such US Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of such debt security. In the case of a debt security that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming that we and the US Holder will exercise or not exercise redemption rights in a manner that maximizes the US Holder's yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing US Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

  Short-Term Debt Securities

        Debt securities that have a fixed maturity of one year or less ("Short-Term Debt Securities") will be treated as issued with OID. In general, an individual or other US Holder that uses the cash method of accounting is not required to accrue such OID unless such US Holder elects to do so. If such an election is not made, any gain recognized by such US Holder on the sale, exchange, retirement or other disposition of a Short-Term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such US Holder for interest on borrowings allocable to the Short-Term Debt Security will be deferred until a corresponding amount of income on such Short-Term Debt Security is realized. US Holders who report income for US federal income tax purposes under the accrual method of accounting and certain other US Holders are required to accrue OID related to a Short-Term Debt Security as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

  Sale, Exchange, Retirement or Other Disposition of Debt Securities

        In general, a US Holder of a debt security will have a tax basis in such debt security equal to the cost of such debt security to such US Holder, increased by any amount includible in income by such US Holder as OID and reduced by any amortized premium and any payments received with respect to the debt security other than payments of qualified stated interest. Upon a sale, exchange, retirement or other disposition of a debt security, a US Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary interest income if not previously included in income) and such US Holder's tax basis in such debt security. Subject to the rules described below under "—Foreign Currency Debt Securities", such gain or loss generally will be long-term capital gain or loss if such US Holder will have held such debt security for more than one year at the time of disposition. Certain non-corporate US Holders are entitled to preferential treatment for net long-term capital gains. The ability of a US Holder to offset capital losses against ordinary income is limited.

  Foreign Currency Debt Securities

        The following discussion generally describes special rules that apply, in addition to the rules described above, to debt securities that are denominated in, or provide for payments determined by reference to, a currency other than the US dollar ("Foreign Currency Debt Securities"). The amount of qualified stated interest paid with respect to a Foreign Currency Debt Security that is includible in income by a US Holder that uses the cash method of accounting for US federal income tax purposes is the US dollar value of the amount paid, as determined on the date of actual or constructive receipt by such US Holder, using the spot rate of exchange on such date. In the case of qualified stated interest on a debt security held by a US Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Debt Security that is not required to be accrued) for every US Holder, such US Holder is required to include the US dollar value of the amount of such interest income or OID (which is determined in the foreign currency) that accrued during the accrual period. The US dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate of exchange for the partial period within the taxable year). Alternatively, such US Holder may elect to translate such income at the spot rate of exchange on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years, at the spot rate of exchange in effect on the last day of the taxable year). If the last day of the accrual period is within five business days of the date of receipt of the accrued interest, a US Holder that has made such election may translate accrued interest using the spot rate of exchange in effect on the date of receipt. The above election will apply to all debt obligations held by such US Holder and may not be changed without the consent of the IRS. A US Holder will recognize, as ordinary income or loss, foreign currency exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the spot rate of exchange used to determine the accrued interest income or OID for the relevant accrual period and the spot rate of exchange on the date such interest or OID is actually or constructively received.

        A US Holder will calculate the amortization of bond premium for a Foreign Currency Debt Security in the applicable foreign currency. Amortization deductions attributable to a period will reduce interest payments in respect of that period, and therefore are translated into US dollars at the spot rate of exchange used for those interest payments. Foreign currency exchange gain or loss will be realized with respect to amortized premium on a Foreign Currency Debt Security based on the difference between the spot rate of exchange at which the amortization deductions were translated into US dollars and the spot rate of exchange on the date such US Holder acquired the Foreign Currency Debt Security.

        The amount realized with respect to a sale, exchange, retirement or other disposition of a Foreign Currency Debt Security generally will be the US dollar value of the payment received, determined on the date of disposition of such Foreign Currency Debt Security (using the spot rate of exchange on such date). However, with respect to Foreign Currency Debt Securities that are treated as traded on an established securities market, such amount realized will be determined using the spot rate of exchange on the settlement date in the case of (i) a US Holder that is a cash method taxpayer or (ii) a US Holder that is an accrual method taxpayer that elects such treatment. This election may not be changed without the consent of the IRS. Gain or loss that is recognized generally will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates between the date of purchase and the date of sale, exchange, retirement or other disposition. Such foreign currency gain (or loss), together with any foreign currency gain (or loss) realized on such disposition in respect of accrued interest or OID, will be recognized only to the extent of the total gain (or loss) realized by such US Holder on the sale, exchange, retirement or other disposition of the Foreign Currency Debt Security. Any gain (or loss) realized by a US Holder not treated as foreign currency gain (or loss) generally will be capital gain or loss (subject to the discussion above regarding Short-Term Debt Securities).

        A US Holder that determines its amount realized in connection with the sale, exchange, retirement or other disposition of a Foreign Currency Debt Security by reference to the spot rate of exchange on the date of such sale, exchange, retirement or other disposition (rather than on the settlement date) may recognize additional foreign currency gain or loss upon receipt of non-US currency from such sale, exchange, retirement or other disposition.

        A US Holder will recognize an amount of gain or loss on a sale or other disposition of any non-US currency equal to the difference between (i) the amount of US dollars, or the fair market value in US dollars of any other property, received in such sale or other disposition and (ii) the tax basis of such non-US currency. A US Holder generally will have a tax basis in non-US currency received from a sale, exchange, retirement or other disposition of a Foreign Currency Debt Security equal to the US dollar value of such non-US currency on the date of receipt.

        A debt security that provides for payments in more than one currency generally will be treated as a "contingent payment debt instrument", and the special rules applicable to such instruments will be described in the applicable prospectus supplement or term sheet.

  Aggregation Rules

        The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a US Holder that purchases debt securities from more than one series of debt securities.

  Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and the proceeds of sales by, certain non-corporate US Holders. A US Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the US Holder's US federal income tax liability, provided the required information is timely furnished to the IRS.

  Disclosure Requirements for Certain Holders Recognizing Significant Losses

        A US Holder that claims significant losses in respect of a debt security for US federal income tax purposes (generally (i) US$10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations, (ii) US$2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers, or (iii) US$50,000 or more in a taxable year for individuals or trusts with respect to a foreign currency transaction) may be subject to certain disclosure requirements for "reportable transactions". US Holders should consult their own tax advisors concerning any possible disclosure obligation with respect to the debt securities.

  Disclosure Requirements for Specified Foreign Financial Assets

        Individual US Holders (and certain US entities specified in US Treasury Department guidance) who, during any taxable year, hold any interest in any "specified foreign financial asset" generally will be required to file with their US federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. "Specified foreign financial asset" generally includes any financial account maintained with a non-US financial institution and may also include the debt securities if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of US federal income taxes may be extended, in the event of a failure to comply. US Holders should consult their own tax advisors as to the possible application to them of this filing requirement.

Australian Taxation

        The following is a general summary of certain Australian tax consequences under the Australian Tax Act and any relevant regulations, rulings or judicial or administrative pronouncements, at the date of this prospectus, of payments of interest and certain other amounts on the debt securities to be issued by Westpac and certain other matters.

        This summary is not exhaustive and should be treated with appropriate caution. In particular, the summary does not deal with the position of certain classes of holders of the debt securities to be issued by Westpac (including dealers in securities, custodians or other third parties who hold debt securities on behalf of any other persons). Prospective holders of debt securities should also be aware that particular terms of issue of any series of debt securities may affect the tax treatment of that and other series of debt securities.

        This summary is not intended to be, nor should it be construed as, legal or tax advice. Prospective holders of the debt securities to be issued by Westpac are urged to satisfy themselves as to the overall tax consequences of purchasing, holding and/or selling the debt securities and should consult their professional advisers on the tax implications of an investment in the debt securities for their particular circumstances.

Introduction

        The Australian Tax Act characterizes securities as either "debt interests" (for all entities) or "equity interests" (for companies) including for the purposes of interest withholding tax imposed under

Division 11A of Part III of the Australian Tax Act, which we refer to as IWT, and dividend withholding tax. IWT is payable at a rate of 10% of the gross amount of interest paid by us to a non-Australian resident (other than a non-Australian resident acting at or through a permanent establishment in Australia) or an Australian resident acting at or through a permanent establishment outside Australia, unless an exemption is available. For these purposes, interest is defined in section 128A(1AB) of the Australian Tax Act to include amounts in the nature of, or in substitution for, interest and certain other amounts.

        An exemption from IWT is available in respect of interest paid on the debt securities to be issued by Westpac if those debt securities are characterized as both "debt interests" and "debentures" and the requirements of section 128F of the Australian Tax Act are met.

        Westpac intends to issue debt securities which will be characterized as both "debt interests" and "debentures" for these purposes. If debt securities are issued which are not so characterized, further information on the material Australian tax consequences of payments of interest and certain other amounts on those debt securities will be specified in the applicable prospectus supplement or term sheet.

Interest withholding tax

        The requirements for an exemption from IWT under section 128F of the Australian Tax Act with respect to interest paid on the debt securities to be issued by Westpac are as follows:

  (1)
  Westpac remains a resident of Australia and a company (as defined in section 128F(9) of the Australian Tax Act) when it issues the debt securities and when interest is paid;

  (2)
  the debt securities are issued in a manner which satisfies the public offer test in section 128F of the Australian Tax Act. There are five principal methods of satisfying the public offer test the purpose of which is to ensure that lenders in capital markets are aware that Westpac is offering the debt securities for issue. In summary, the five methods are:

  •
  offers to 10 or more unrelated financiers or securities dealers;

  •
  offers to 100 or more investors;

  •
  offers of listed debt securities;

  •
  offers via publicly available information sources; and

  •
  offers to a dealer, arranger or underwriter who offers to sell the debt securities within 30 days by one of the preceding methods;

  (3)
  Westpac does not know, or have reasonable grounds to suspect, at the time of issue, that the debt securities or interests in the debt securities were being, or would later be, acquired, directly or indirectly, by an Offshore Associate (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the debt securities or a clearing house, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act); and

  (4)
  at the time of the payment of interest, Westpac does not know, or have reasonable grounds to suspect, that the payee is an Offshore Associate (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act).

        "Offshore Associate" means an associate of Westpac that is either a non-Australian resident that does not acquire the debt securities in carrying on a business at or through a permanent establishment in Australia, or an Australian resident that acquires the debt securities in carrying on a business at or through a permanent establishment outside Australia. An "associate" of Westpac for the purposes of section 128F of the Australian Tax Act includes (i) a person or entity which holds a majority of the voting shares of, or otherwise controls, Westpac, (ii) an entity in which a majority of the voting shares are held by, or which is otherwise controlled by, Westpac, (iii) a trustee of a trust where Westpac is capable of benefiting (whether directly or indirectly) under that trust, and (iv) a person or entity who is an "associate" of another person or company which is an "associate" of Westpac under any of the foregoing.

Exemptions under recent tax treaties

        The Australian Government has signed new or amended double tax conventions, which we refer to as New Treaties, with the United States and a number of other countries, which we refer to as Specified Countries. The New Treaties apply to interest derived by a resident of a Specified Country.

        In broad terms, the New Treaties effectively prevent IWT being imposed on interest derived by:

  (a)
  the government of the relevant Specified Country and certain governmental authorities and agencies in the Specified Country; and

  (b)
  a "financial institution" which is a resident of a Specified Country and which is unrelated to and dealing wholly independently with Westpac. The term "financial institution" refers to either a bank or any other enterprise which substantially derives its profits by carrying on a business of raising and providing finance. However, interest paid under a back-to-back loan or an economically equivalent arrangement will not qualify for this exemption.

        The Australian Federal Treasury maintains a listing of Australia's double tax conventions which provides details of country, status, withholding tax rate limits and Australian domestic implementation. This listing is available to the public at the Federal Treasury's Department's website at: http://www.treasury.gov.au/PublicationsAndMedia/Publications/2012/Aus-Tax-Treaties.

Other tax matters

        Under Australian laws in effect as at the date of this prospectus:

  (1)
  death duties—no debt securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death;

  (2)
  stamp duty and other taxes—no ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue or transfer of any debt securities;

  (3)
  TFN withholding taxes on payments in respect of debt securities—section 12-140 of the Taxation Administration Act 1953 of Australia, which we refer to as the TAA, imposes a type of withholding tax at the rate of 46.5% on the payment of interest on certain registered securities unless the relevant payee has quoted an Australian tax file number, in certain circumstances an Australian Business Number or proof of some other exception (as appropriate).

    Assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the debt securities, then the requirements of section 12-140 of the TAA do not apply to payments of interest to a holder of a debt security who is not an Australian resident and not holding the debt security in the course of carrying on business at or through a permanent establishment in Australia. Payments to other classes of holders of debt securities may be subject to a withholding where the holder of the debt securities does not quote an Australian tax file number, an Australian Business Number or provide proof of an appropriate exemption (as appropriate);

  (4)
  supply withholding tax—payments in respect of the debt securities can be made free and clear of the "supply withholding tax" imposed under section 12-190 of Schedule 1 to the TAA;

  (5)
  goods and services tax, which we refer to as GST—neither the issue nor receipt of the debt securities will give rise to a liability for GST in Australia on the basis that the supply of debt securities will comprise either an input taxed financial supply or (in the case of an offshore subscriber) a GST-free supply. Furthermore, neither the payment of principal or interest by Westpac, nor the disposal or redemption of the debt securities, would give rise to any GST liability in Australia; and

  (6)
  taxation of financial arrangements—Division 230 of the Australian Tax Act contains tax-timing rules for certain taxpayers to bring to account gains and losses from "financial arrangements". The rules do not apply to certain taxpayers or in respect of certain short term "financial arrangements". They should not, for example, generally apply to holders of the debt securities which are individuals and certain other entities (e.g. certain superannuation entities and managed investment schemes) which do not meet various turnover or asset thresholds, unless they make an election that the rules apply to their "financial arrangements". Potential holders of debt securities should seek their own tax advice regarding their own personal circumstances as to whether such an election should be made.

    The rules in Division 230 do not alter the rules relating to the imposition of IWT. In particular, the rules do not override the IWT exemption available under section 128F of the Australian Tax Act.

PLAN OF DISTRIBUTION

        We may sell the debt securities from time to time in one or more transactions. We may sell securities pursuant to the registration statement to or through agents, underwriters, dealers or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or the dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities.

  •
  We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement or term sheet.

  •
  Unless we indicate otherwise in the applicable prospectus supplement or term sheet, agents will act on a best efforts basis for the period of their appointment.

  •
  Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities.

  •
  We will execute an underwriting agreement with any underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

  •
  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement or term sheet.

  •
  The underwriters will use the applicable prospectus supplement or term sheet to sell the securities.

        We may use a dealer to sell the securities.

  •
  If we use a dealer, we, as principal, will sell the securities to the dealer.

  •
  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

  •
  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement or term sheet.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement or term sheet.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement or term sheet.

  •
  We will describe in the applicable prospectus supplement or term sheet the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at (212) 551-1905.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the debt securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this prospectus and previously incorporated information.

        We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  our annual report on Form 20-F for the financial year ended September 30, 2012;

  •
  the information contained in our report on Form 6-K dated November 2, 2012 (excluding Exhibit 1); and

  •
  the information contained in Exhibit 1 to our report on Form 6-K dated November 16, 2012.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in this prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

 ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA

        Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at Level 20, Westpac Place, 275 Kent Street, Sydney, New South Wales, Australia, 2000. In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any securities, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac. Subject to the matters set forth under the heading "Description of the Debt Securities—Events of Default, Notice and Waiver—Senior Debt Securities", those courts could reasonably be expected in the circumstances to give conclusive effect to such judgment for the purpose of the proceedings. Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any securities. We have appointed Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as our agent in the United States upon whom process may be served in any such action.

        All of the directors and executive officers of Westpac, and the independent accountants named in this prospectus, reside outside the United States. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of securities to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Westpac has been advised by its Australian counsel, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

 CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian dollars.

        The following table sets forth, for Westpac's financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US dollars per A$1.00. Westpac's fiscal year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2008	0.7904	0.9065	0.9797	0.7831
2009	0.8824	0.7400	0.8824	0.6073
2010	0.9640	0.9003	0.9714	0.8172
2011	0.9744	1.0318	1.1026	0.9594
2012	1.0388	1.0371	1.0806	0.9453
2013(2)	1.0486	1.0428	1.0491	1.0188

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through December 7, 2012.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES

        Debevoise & Plimpton LLP, our New York counsel, will pass, on our behalf, on the validity of the debt securities described in this prospectus with respect to New York law. King & Wood Mallesons, our Australian counsel, will pass, on our behalf, on the validity of the debt securities with respect to Australian law. Debevoise & Plimpton LLP may rely on the opinion of King & Wood Mallesons on matters of Australian law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of the Institute of Chartered Accountants in Australia.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY

        The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under "Experts" is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, which we refer to as the Professional Standards Act, and The Institute of Chartered Accountants in Australia (NSW) Scheme adopted by The Institute of Chartered Accountants in Australia and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act, which we refer to as the NSW Accountants Scheme, or, in relation to matters occurring on or prior to October 7, 2007, the predecessor scheme. The current NSW Accountants Scheme expires on October 7, 2013 unless further extended or replaced.

        The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted in the performance of its professional services for us, including, without limitation, its audits of our financial statements, to the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million or, in relation to matters occurring on or prior to October 7, 2007, A$20 million. The limit does not apply to claims for breach of trust, fraud or dishonesty.

        In addition there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation.

        These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under US or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia's assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to judicial consideration and therefore how the limitation will be applied by the courts and the effect of the limitation on the enforcement of foreign judgments are untested.

US$2,600,000,000

Westpac Banking Corporation

(ABN 33 007 457 141)

US$1,000,000,000 1.55% Notes due May 25, 2018

US$1,000,000,000 2.30% Notes due May 26, 2020

US$600,000,000 Floating Rate Notes due May 25, 2018

PROSPECTUS SUPPLEMENT
May 18, 2015

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	J.P. Morgan

Co-Managers

Scotiabank	Wells Fargo Securities